UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

Post- Qualification Amendment No. 1

FORM 1-A POS

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Sentient Brands Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	86-3765910
(State of Incorporation)	(I.R.S Employer Identification No.)

555 Madison Avenue, 5th Floor

New York, New York 10022

(Full mailing address of principal executive offices)

646-202-2897

(Issuer’s Telephone number, including area code)

Copies to:

Jonathan Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Telephone: (954) 903-7856

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Explanatory Note

This Post-Qualification Amendment No. 1 to the Offering Circular of Sentient Brands Inc., originally qualified on November 1, 2021, is filed to decrease the offering price and increase the number of shares of the Company’s common stock that may be sold (“Maximum Offering”).

An offering statement pursuant to Regulation A relating to these securities has been filed with Commission. Information contained in this Offering Circular is subject to completion or further amendment/supplement. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a final Offering Circular (the “Final Offering Circular”) by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST QUALIFICATION AMENDMENT NO. 1 dated

July 6, 2022

SENTIENT BRANDS HOLDINGS, INC.

400,000,000 Shares of Common Stock

555 Madison Avenue, 5th Floor

New York, NY 1002

(646) 202-2897

www.sentientbrands.com

Offering Total: $10,000,000

Up to a Maximum of 400,000,000 Shares

Offering Price of $.025 per Share

We are offering (the “Offering”) up to 400,000,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value $0.001 per share (the “Common Stock”) on a “best efforts” basis at a offering price of $0.025 per share. The minimum purchase requirement per investor is $50,000 (1,250 shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Securities Being Offered” beginning on page 30.

Investing in our Common Stock involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Our Common Stock currently trades on the OTC Market’s Pinks under the symbol “SNBH” and the closing price of our common stock on June 30, 2022, was $.044. Our common stock currently trades on a sporadic and limited basis. Our Board of Directors used its business judgment in setting the $0.025 purchase price per share to the Company as consideration for the stock to be issued in this offering. The purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

We expect to commence the sale of the Shares as soon as practicable after the Registration Statement of which this Prospectus is a part (the “Registration Statement”) is declared effective by the United States Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) 365 days after the Registration Statement is declared effective by the SEC, (ii) the date on which the Maximum Offering is sold, or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”).

There is no minimum offering amount that we must sell before we close. We have made no arrangements to place subscription proceeds in escrow, trust or a similar account, which means that we have the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering. We will hold closings, from time to time until the Termination Date, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions made by investors pursuant to subscription agreements in this Offering are irrevocable.

Our Common Stock is traded in the OTC Markets Pink Open Market under the stock symbol “SNBH.”

Securities Offered by the Company	Price Per Share to Public		Total Number of Shares Being Offered	Broker Dealer discount and commissions (1)		Proceeds to issuer (2)
Per Share of Common Stock		$0.025	1		$0		$0.025
On Behalf of the Company		$0.025	400,000,000		$0		$10,000,000
	$			$		$
Total Maximum		$—	400,000,000		$0		$10,000,000

(1)	We do not intend to offer the Offered Shares through broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $25,000. See “Plan of Distribution.”

(3)	The minimum investment amount for each subscription is 1,250 shares or $50,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis. We do not intend to use commissioned sales agents or underwriters; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(4)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $50,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

(5)	The Shares are being offered pursuant to the Securities Act of 1933. The Company is following the Form S-1 disclosure requirements for smaller reporting companies. We have the option in our sole discretion to accept less than the minimum investment.

Our Board of Directors used its business judgment in setting a price of $.025 per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this Offering Circular, unless the context indicates otherwise, references to “Sentient Brands Holdings, Inc.”, “Sentient Brands”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Sentient Brands Holdings, Inc.

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell the Offered Shares. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

We will be permitted to make a determination that the purchasers of Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Preferred Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Preferred Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business, which depends on our success in marketing our products;

●	Our dependence upon external sources of capital;

●	Our ambition to compete against entities in our industry whose capital resources are exponentially greater than our own;

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future results. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Sentient Brands is a next-level product development and brand management company with a focus on building innovative brands in the Luxury and Premium Market space. The Company has a Direct-to Consumer business model focusing on the integration of CBD, wellness and beauty for conscious consumers. The Company incorporates an omnichannel approach in its marketing strategies to ensure that its products are accessible across both digital and retail channels. The Company develops and nurtures Lifestyle Brands with carefully thought-out ingredients, packaging, fragrance and design. Sentient Brands’ leadership team has extensive experience in building world-class brands such as Hugo Boss, Victoria’s Secret, Versace, and Bath & Body Works. The Company is focused on two key market segments targeting: wellness and responsible luxury, which the Company believes represent unique opportunities for its Oeuvre product line. Sentient Brands intends to leverage its in-house innovation capabilities to launch new products that “disrupt” adjacent product categories. We plan to grow by leveraging our deep connections within our existing network and attract consumers through increased brand awareness and investing in unique social media marketing. The Company’s goal is to create customer experiences that have sustainable resonance with consumers and consistently implement strategies that result in long-term profit growth for our investors.

Dividends

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

Trading Market

Our Common Stock is quoted on OTC Markets Pink Open Market under the symbol SNBH.

Website

We maintain websites at https://www.sentientbrands.com/.We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

THE OFFERING

Issuer:	Sentient Brands Holdings Inc., a Nevada corporation.

Securities offered:	A maximum of 400,000,000 shares of our common stock, $0.001 par value (“Common Shares”) at an offering price of $.025 per share. The offering price will be $0.025 per share for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering:	There were 51,920,387 Common Shares issued and outstanding as of the date for this Offering Circular

Number of shares of Common Stock to be outstanding after the offering:	451,920,387 if the maximum amount of Offered Shares are sold.

Price per share:	$0.025 per share.

Maximum offering amount by the Company:	400,000,000 Common Shares at $0.025 per share, with a maximum total offering amount of $10,000,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market tier under the symbol “SNBH.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,975,000. We will use these net proceeds for research and development, marketing, working capital and other general corporate purposes. We will not receive any proceeds from the sale of shares being sold by the Selling Shareholder

Risk factors:	Investing in our Common Shares involves a high degree of risk. See “Risk Factors.”

Termination	This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days, the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Offering Circular, including the financial statements and the related notes, before deciding whether to purchase any of the Offered Shares. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

I. RISKS ATTENDANT TO OUR BUSINESS PLAN

Risks Related to Our Business and Industry

 We are an early-stage company with very limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. We have limited experience and operating history in which to assess our future prospects as a company, and this limited experience is compounded by our recent shift in business towards product development and sales. In addition, the market for our products is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on the Company if the situation continues.

Further, all employees, including our specialized technical staff, are working from home or in a virtual environment. The Company always maintains the ability for team members to work virtual and we will continue to stay virtual, until the State and or the Federal government indicate the environment is safe to return to work. The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should worsen, we may experience disruptions to our business including, but not limited to equipment, to our workforce, or to our business relationships with other third parties. The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

We have a history of losses and may have to further reduce our costs by curtailing future operations to continue as a business.

Historically we have had operating losses and our cash flow has been inadequate to support our ongoing operations. For the three-month period ended March 31, 2022, we had a net loss of $217,831 and as of March 31, 2022, we had an accumulated deficit of 1,152,252. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on several factors, including our ability to gain market acceptance of our products and continue growing our existing operations. If we cannot generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

The Company currently has limited operations. As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $1,152,252at March 31, 2022 and had a net loss and net cash flow used in operating activities of $ 190,504and $65,729for the three months ended March 31, 2022 and 2021, respectively. The Company has a limited operating history, and its continued growth is dependent upon the continuation of selling its products; hence generating revenues and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. There are no assurances that the Company will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

We may experience difficulties in generating profits.

We may experience difficulties in our development process, such as capacity constraints, quality control problems or other disruptions, which would make it more difficult to generate profits. Our failure to achieve a low-cost structure through economies of scale or improvements in manufacturing processes and design could have a material adverse effect on our business, prospects, results of operations and financial condition.

We will likely incur significant costs and obligations in relation to our ongoing and anticipated business operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

We are reliant on key employees in the management of our business and loss of their services could materially adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition, or prospects.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the company are heavily regulated in all jurisdictions where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

We have a limited operating history.

The Company and its subsidiaries have varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the company.

We are reliant on key inputs and changes in their costs could negatively impact our profitability.

The manufacturing business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the company.

We are subject to environmental regulations.

Our operations are subject to environmental regulations in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulations, if any, will not adversely affect our operations.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage due to our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, the company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the company does not carry insurance may have a material adverse effect on our financial position and operations.

Certain remedies shareholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by the company.

Our governing documents provide that the liability of our board of directors and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the company and the shareholders of the company may be prevented from recovering damages for alleged errors or omissions made by the members of our board of directors and officers. Our governing documents also provide that the company will, to the fullest extent permitted by law, indemnify members of our board of directors and officers for certain liabilities incurred by them by virtue of their acts on behalf of the company.

Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

The Company may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

We are attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.

We are attempting launch new CBD product brands into the marketplace. The CBD products market is relatively new, and therefore potentially more risky than other, more established product categories. Further, we are attempting to launch new product lines containing CBD products, rather than rely on brands that we have currently launched. Launching new products into new markets is risky and requires extensive marketing and business expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful in launching these new business efforts.

Our Business Can be Affected by Unusual Weather Patterns

Hemp cultivation can be impacted by weather patterns and these unpredictable weather patterns may impact our client-customers’ ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result a shortage of raw materials. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

 Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing trends and capitalize on them. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes. We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets or technologies to grow our business. We may fail to identify attractive acquisition candidates, or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired. We may pay for acquisitions by issuing additional shares of our Common Stock, which would dilute our stockholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;
●	challenges maintaining our internal standards, controls, procedures and policies;
●	diversion of management’s attention from other business concerns;
●	over-valuation by us of acquired companies;
●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former stockholders and other third parties;
●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;
●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;
●	entering markets in which we have no prior experience and may not succeed;
●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;
●	potential loss of key employees of the acquired companies; and
●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

 Our management team’s attention may be diverted by recent acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on recent acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The Company may suffer from a lack of liquidity.

By incurring indebtedness, the Company subjects itself to increased debt service obligations which could result in operating and financing covenants that would restrict our operations and liquidity. This would impair our ability to hire the necessary senior and support personnel required for our business, as well carry out its acquisition strategy and other business objectives.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects – especially in light of the fact that we are selling products generally considered non-essential and/or discretionary. Although we attempt to stay informed of economic and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

If we secure intellectual property rights in the future, such intellectual property rights will be valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

If we secure intellectual property rights, including those rights related to trademarks, copyrights and trade secrets, they will be important assets for us. We do not hold any patents protecting our intellectual property at this time. Various events outside of our control may pose a threat to any intellectual property rights that we acquire as well as to our business. For example, we may be subject to third-party intellectual property rights claims, and our technologies may not be able to withstand any such claims. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we may take to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our potential future intellectual property rights could harm our business or our ability to compete.

If we are unable to protect the confidentiality of our trade secrets and know-how, our business and competitive position would be harmed.

The Company has not currently filed for any protection of its intellectual property. We expect to rely on trade secrets and proprietary know-how protection for our confidential and proprietary information, and we have taken security measures to protect this information. These measures, however, may not provide adequate protection for our trade secrets, know-how, or other confidential information. Among other things, we seek to protect our trade secrets, know-how, and confidential information by entering into confidentiality agreements with parties who have access to them, such as our employees, collaborators, contract manufacturers, consultants, advisors, and other third parties. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Moreover, there can be no assurance that any confidentiality agreements that we have with our employees, consultants, or other third parties will provide meaningful protection for our trade secrets, know-how, and confidential information or will provide adequate remedies in the event of unauthorized use or disclosure of such information. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. Accordingly, there also can be no assurance that our trade secrets or know-how will not otherwise become known or be independently developed by competitors.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position would be materially and adversely harmed. Trade secrets and know-how can be difficult to protect as trade secrets and know-how will over time be disseminated within the industry through independent development, the publication of journal articles, and the movement of personnel skilled in the art from company to company or academic to industry scientific positions. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Because from time to time we expect to rely on third parties in the development, manufacture and distribution of our products and provision of our services, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, license agreements, collaboration agreements, supply agreements, consulting agreements or other similar agreements with our advisors, employees, collaborators, licensors, suppliers, third-party contractors, and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, including our trade secrets and know-how. Despite the contractual provisions employed when working with third parties, the need to share trade secrets, know-how, and other confidential information increases the risk that such trade secrets and know-how become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or know-how, or other unauthorized use or disclosure would impair our competitive position and may have an adverse effect on our business and results of operations.

In addition, these agreements typically restrict the ability of our advisors, employees, collaborators, licensors, suppliers, third-party contractors, and consultants to publish data potentially relating to our trade secrets or know-how, although our agreements may contain certain limited publication rights. Despite our efforts to protect our trade secrets and know-how, our competitors may discover our trade secrets or know-how, either through breach of our agreements with third parties, independent development, or publication of information by any of our third-party collaborators. A competitor’s discovery of our trade secrets or know-how would impair our competitive position and have a material adverse impact on our business.

  The auditor included a “going concern” note in its audit report.

As noted in our audited financials for the years ended December 31, 2021 and 2020, we’ve sustained recurring operating losses and our accumulated deficit raises substantial doubt about our ability to continue as a going concern. We may not have enough funds to sustain the business until it becomes profitable. Even if we obtain financing, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

 Risks Related to Government Regulation

Possible yet unanticipated changes in federal and state law could cause any of our current products, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.

We distribute certain products containing hemp-derived CBD, and we currently intend to develop and launch additional products containing hemp-derived CBD in the future. Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Agricultural Improvement Act of 2018 on December 20, 2018 (the “2018 Farm Act”), which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act, and legalizing the cultivation and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. More specifically, industrial hemp is defined as “the plant Cannabis sativa L. and any part of such plant, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The hemp oil we use comports with this definition of less than 0.3% THC. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. There is no assurance that the 2018 Farm Act will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

The 2018 Farm Act delegates the authority to the states to regulate and limit the production of hemp and hemp derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp derived products under certain circumstances, currently Idaho, Mississippi and South Dakota have not adopted laws and regulations permitted by the 2018 Farm Act. No assurance can be given that such state laws may not be implemented, repealed or amended such that our products containing hemp-derived CBD would be deemed legal in those states that have not adopted regulations pursuant to the 2018 Farm Act, or illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our intended products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products. Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the FDCA. The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the 2018 Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. We do not believe that any of our products fall within the FDA’s regulatory authority reiterated by Commissioner Gottlieb in December 2018, as we have not, and do not intend to market any of our products with a claim of therapeutic benefit or with any other disease claim. However, should any regulatory action, including action taken by the FDA, and/or legal proceeding alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

If our hemp oil products are found to violate federal law or if there is negative press from being in a hemp or cannabis-related business, we could be criminally prosecuted or forced to suspend or cease operations.

There is a misconception that that hemp and marijuana are the same thing. This perception drives much of the regulation of hemp products. Although hemp and marijuana are both part of the cannabis family, they differ in cultivation, function, and application. Despite the use of marijuana becoming more widely legalized, it is viewed by many regulators and many others as an illegal product. Hemp, on the other hand, is used in a variety of other ways that include clothing, skin products, pet products, dietary supplements (the use of CBD oil), and thousands of other applications. Hemp may be legally sold, however the inability of many to understand the difference between hemp and marijuana often causes burdensome regulation and confusion among potential customers. Therefore, we may be affected by laws related to cannabis and marijuana, even though our products are not the direct targets of these laws.

Cannabis is currently a Schedule I controlled substance under the Controlled Substance Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession and/or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) describes Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in the states, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, 29 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. The states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Vermont (effective July 1, 2018) and Washington, and the District of Columbia, allow cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

However, cannabis, as mentioned above, is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of cannabis has been legalized, its production and use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal laws regarding marijuana that would apply to the sale and distribution of our hemp oil products could result in criminal charges brought against us and would likely result in our inability to proceed with our business plan.

In addition, any negative press resulting from any incorrect perception that we have entered into the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us and lead to reluctance by new parties to do business with us or to own our Common Stock. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition, and results of operations.

Our product candidates are not approved by the FDA or other regulatory authority, and we face risks of unforeseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under FDA oversight. Our products have not gone through this process because we believe that the topical products, we sell are not subject to this process. However, if an individual were to use one of our products in an improper manner, we cannot predict the potential medical harm to that individual. If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our products.

Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law.

Hemp-derived CBD can only be legally produced in states that have laws and regulations that allow for such production and that comply with the 2018 Farm Act, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana, which remains illegal under federal law and regulations. We purchase all of our hemp-derived CBD from licensed growers and processors in states where such production is legal. As described in the preceding risk factor, in the event of repeal or amendment of laws and regulations which are now favorable to the cannabis/hemp industry in such states, we would be required to locate new suppliers in states with laws and regulations that qualify under the 2018 Farm Act. If we were to be unsuccessful in arranging new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our intended business plan with respect to such products could be adversely impacted.

Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the 2018 Farm Act, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD.

The interstate shipment of hemp-derived CBD from one state to another is legal only where both states have laws and regulations that allow for the production and sale of such products and that qualify under the 2018 Farm Act. Therefore, the marketing and sale of our intended products containing hemp-derived CBD is limited by such factors and is restricted to such states. Although we believe we may lawfully sell any of our finished products, including those containing CBD, in a majority of states, a repeal or adverse amendment of laws and regulations that are now favorable to the distribution, marketing and sale of finished products we intend to sell could significantly limit, restrict or prevent us from generating revenue related to our products that contain hemp-derived CBD. Any such repeal or adverse amendment of now favorable laws and regulations could have an adverse impact on our business plan with respect to such products.

Risks Associated With Bank And Insurance Laws And Regulations

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Risks Related to Our Common Stock

There is no public trading market for our Common Stock.

The Company’s Common Stock is currently quoted on the Pink Open Market Tier of the OTC Markets under the symbol of “SNBH.” As of the date hereof, no trading market has developed for our Common Stock. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they seek to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time. Transfer of our Common Stock may also be restricted under the securities or Blue-Sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our Common Stock.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our Common Stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

Securities which are traded on the OTCPink®, may not provide as much liquidity for our investors as more recognized senior exchanges such as the Nasdaq stock market or other national or regional exchanges.

In 2010, the Company’s Common Stock was approved by FINRA to trade on the OTCBB under the symbol “INTB” on an unpriced basis. On December 9, 2020, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate”) with the State of California to (i) effect a forward stock split of its outstanding shares of common stock at a ratio of 7 for 1 (the “Forward Stock Split”), (ii) increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares, and (iii) effectuate a name change (the “Name Change”). As a result of the Name Change, the Company’s name changed from “Intelligent Buying, Inc.” to “Sentient Brands Holdings Inc.”. The Certificate was approved by the majority of the Company’s shareholders and by the Board of Directors of the Company. The effective date of the Forward Stock Split and the Name Change was March 2, 2021. In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Forward Stock Split and the Name Change was implemented by FINRA on March 2, 2021. As a result of the name change, our symbol was changed to “SNBH”.

The Company’s Common Stock is currently quoted on the Pink tier of OTC Markets under the symbol of “SNBH”. As of the date hereof, no active trading market has developed for our Common Stock. Securities traded on OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on OTC Markets. Quotes for stocks included on OTC Markets are not listed in newspapers and are often unavailable at many of the online websites which publish stock quotes. Therefore, prices for securities traded solely on OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The sale of the additional shares of Common Stock could cause the value of our Common Stock to decline.

The sale of a substantial number of shares of our Common Stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

The Common Stock constitutes restricted securities and is subject to limited transferability.

The Common Stock should be considered a long-term, illiquid investment. The Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a stockholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

Because we will likely issue additional shares of our Common Stock, investment in the Company could be subject to substantial dilution.

Investors’ interests in the Company will be diluted and Investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which would be six months for shares of a company which has never been a shell company. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company. Because we had been a shell company in the past, shareholders purchasing restricted securities will be unable to publicly resell their shares until one year after this Form 8-K is filed at the earliest, if at all.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Closing of the Reorganization as described in Items 1.01 and 2.01, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Closing of the Reorganization, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

 Fiduciaries investing the assets of a trust or pension or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Company’s common stock shares are not freely transferable and there may not be a market created in which the Common Stock may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies, and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,
●	changes in general economic conditions,
●	changes in market valuations of similar companies,
●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
●	poor reviews;
●	loss of a major customer, partner or joint venture participant; and
●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price or value of our Common Stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our common stock, if a market ever does develop for it, could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired. If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline. In the past we have been delinquent in our SEC reporting and have not maintained adequate internal control over financial reporting. We plan remain current with our filing obligations with the SEC after the filing of this Form 8-K. However, there can be no assurance that we will be able to do so.

There is no minimum offering.

We do not have a minimum offering requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten offerings, and there can be no assurance we will sell the Maximum Offering or any other amount in this Offering. There is no assurance that we will raise sufficient capital from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Investors may pay less than the then-prevailing market price for our common stock which may reduce the market price for our common stock.

The common stock to be issued to the investors pursuant to this OFFERING will be purchased at a price of $0.30 per share. If the then-prevailing market price exceeds such amount, investors have a financial incentive to sell our common stock quickly to realize the profit equal to the difference between the discounted price and the market price. If the investors sell the shares, the price of our common stock could decrease.

We have broad discretion in how we use the proceeds of this Offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Stock to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

We may terminate this Offering at any time.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares of Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 89% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. As of March 31, 2022, the net tangible book value of the Company was $(1,152,252), which when divided by 51,920,387, the number of Shares of Common Stock issued and outstanding as of June 28, 2022, equates to a net tangible book value of approximately ($0.022) per share of Common Stock on a pro forma basis. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0195 per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.042 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted by $(0.005) per Share. These calculations only include the estimated costs of the offering ($25,000); if such expenses are exceeded, they will cause further dilution.

DILUTION TABLE

The price of the current maximum offering $.025 per common share.

Assuming completion of the maximum offering, there will be up to 451,920,387 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $1,152,252 as of March 31, 2022.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.025	$0.025	$0.025	$0.025
Shares after offering	451,920,387	351,920,387	251,920,387	151,920,387
Amount of net new funding	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Proceeds, net of est. offering costs	$9,975,000	$7,475,000	$4,975,000	$2,475,000
Book value before offering (per share)	(0.022)	(0.022)	(0.022)	(0.022)
Book value after offering (per share)	.020	0.018	0.015	0.009
Increase in book value per share	.042	0.040	0.037	0.0031
Dilution to investors	0.005	0.007	0.010	0.016
Dilution per share of common stock to new investors	21.9%	28.1%	39.3%	65.2%

USE OF PROCEEDS TO ISSUER

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our Common Stock in this Offering will be $10,000,000. The net proceeds from the total Maximum Offering are expected to be approximately $9,975,000, after the payment of offering costs (including filing fees, and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expressly reserve the right to change the anticipated use of proceeds if we, in our discretion, deem such change to be necessary or appropriate. We expect from time to time to evaluate the acquisition of businesses, strategic partnership, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best current estimate of the uses of the net proceeds received from the sale of Common Stock in this Offering over the course of 12 months following completion of the Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of Shares of the Common Stock offered for sale in this Offering, with the balance of the net proceeds reflected in the line item titled “Unallocated Proceeds for General Corporate Purposes.” Management expects to use the unallocated proceeds from the sale of Common Stock in this Offering in approximately the same proportions reflected in the following table for the purposes specified below on a going-forward basis after the first 12 months following completion of the Offering.

	Percentage of Offering Sold
	100%	75%	50%	25%
Cost of Goods	$999,920	$749,940	245,615	121,816
Marketing & Distribution	$2,005,394	$1,504,045	1,002,697	501,348
Research & Development	$4,950,000	$3,712,500	2,475,000	1,237,500
General & Administrative	$2,019,686	$1,508,515	1,251,688	614,336
Unallocated Proceeds for General Corporate Purposes	$—	—	—	—
Offering Expenses	$25,000	25,000	25,000	25,000
TOTAL	$10,000,000	$7,500,000	$5,000,000	$2,500,000

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 6.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. In addition, the Company may use a portion of the proceeds from the sale of Common Stock in this Offering to repay some of the outstanding balance under the Company’s outstanding indebtedness.

We believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 365 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Offering. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this Offering. Also, please see the notes to our Financial Statements for information about our significant accounting policies.

Overview

Sentient Brands is a next-level product development and brand management company with a focus on building innovative brands in the Luxury and Premium Market space. The Company has a Direct-to Consumer business model focusing on the integration of CBD, wellness and beauty for conscious consumers. The Company incorporates an omnichannel approach in its marketing strategies to ensure that its products are accessible across both digital and retail channels. The Company develops and nurtures Lifestyle Brands with carefully thought-out ingredients, packaging, fragrance and design. Sentient Brands’ leadership team has extensive experience in building world-class brands such as Hugo Boss, Victoria’s Secret, Versace, and Bath & Body Works. The Company is focused on two key market segments targeting: wellness and responsible luxury, which the Company believes represent unique opportunities for its Oeuvre product line. Sentient Brands intends to leverage its in-house innovation capabilities to launch new products that “disrupt” adjacent product categories. We plan to grow by leveraging our deep connections within our existing network and attract consumers through increased brand awareness and investing in unique social media marketing. The Company’s goal is to create customer experiences that have sustainable resonance with consumers and consistently implement strategies that result in long-term profit growth for our investors.

Results of Operations

Comparison of Results of Operations for the three months ended March 31, 2022 and 2021

Revenue

During the three months ending March 31, 2022 and 2021, we generated minimal revenue due to the Company's reorganization and focus on the development of our new product lines and related marketing preparations.

Operating Expenses

For the three months ended March 31, 2022, and 2021, operating expenses consisted of the following:

	2022	2021
Advertising and Marketing	38,248	—
General and Administrative	7,584	5,013
Legal and Professional	107,140	66,807
Management Fees	36,000	21,000

TOTAL OPERATING EXPENSES	188,972	98,820

●	Our advertising and marketing costs mainly include consulting fees for branding, social media and creation of marketing materials for our brand. The increase in advertising costs of $38,248, or by I00%, during the three months period ending March 31, 2022 compared to the three months ended March 31, 2021 was attributable to consulting fees for branding and marketing materials $10,500, Product samples for promotions $14,205, Social Media advertisement $4,542 and trade show cost $9,000 incurred in 2022 and no such expenses in the three months ending March 31, 2021.

●	Legal and professional fees primarily consisted of accounting fees, legal service fees, consulting fees, investor relations service charges and other fees incurred for service related to becoming and being a public company. For the three months ended March 31, 2021, professional fees increased compared to the same period in 2021 mainly attributable to a increase in Social Media consulting fees of approximately $63,500 incurred for services performed by our marketing consultant. We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, and costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

●	Our management fees are comprised mainly of salaries paid to our management staff. During the three months period ending March 31, 2022, management fees increased by approximately $15,000 compared to the same period in 2021 mainly attributable to fees paid for Sales and marketing executive.

Loss from Operations

The Company's operating loss for the three month period ended March 31, 2022, and 2021 was $217,831 and $86,070, respectively. A increased in operating loss of approximately $131,761 or 65% compared to the previous three months ended March 31, 2021 was primarily increase in advertising cost $38,248, Legal and professional fees $29,144, and management fees of $15,000.

Income Taxes

We did not have any income taxes expense for the three months ended March 31, 2022 and 2021 incurred losses in these periods.

 Net Loss

 The Company's net loss for the three months period ended March 31, 2022 and 2022 was $217,831 and $86,070, respectively.

Liquidity and Capital Resources

As of March 31, 2022, we had total current assets of $254,423, consisting of $10,428 in cash and $244,467 in inventories. Our total current liabilities as of March 31, 2022 were $1,4347,675. We had a working capital deficit of $1,152,252 as of March 31, 2022, compared with a working capital deficit of$934,421 as of December 31, 2021.

Cash Flows from Operating Activities

Operating activities used $190,504 in cash for the three months ended March 31, 2022, compared with cash used of $65,729 for the three months ended March 31, 2022. Our negative operating cash flow for the three months ended March 31, 2022, was largely the result of our net loss of $217,831, decrease in inventory $14,314 and increase in accrued expenses and payables $11,758. Our negative operating cash flow of $675,974 for the three months ended March 31, 2021, was largely the result of the result out net loss of $86,070, increase in inventories $258,804, offset by decrease in advances to suppliers $154,893 and increase in accounts payable $122,997.

Cash Flows from Financing Activities

There were no cash flow from investment activities for the three months ended March 31, 2022 and 2021.

Cash Flows from Financing Activities

Net cash flows provided by financing activities during the three months ended March 31, 2022, amounted to $104,734 compared with cash flows provided by financing activities of $10,000 for the previous period ended March 31, 2021. Our positive cash flows for the three months ended March 31, 2022 and 2021, consisted of proceeds from short term loans payable of $104,734 and $10,000 respectively.

Going Concern

As of March 31,2022, we have an accumulated deficit of$2,538,740. Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations. While we are expanding our best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Covid 19

A novel strain of coronavirus ("Covid-19") emerged globally in December 2019 and has been declared a pandemic. The extent to which Covid-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time. While the Company's day-to-day operations beginning March 2020 have been impacted, we have suffered less immediate impact as most staff can work remotely and can continue to develop our product offerings. That said we have seen our business opportunities develop more slowly as business partners and potential customers are dealing with Covid-19 issues, working remotely and these issues are causing delays in decision making and finalization of negotiations and agreements.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We presently do not have any contractual obligations.

Off-balance Sheet Arrangements

We presently do not have off-balance sheet arrangements.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Comparison of Results of Operations for the Year Ended December 31, 2021 and the Year Ended December 31, 2020.

Revenue

We did not generate significant revenue for the years ended December 31, 2021 and 2020.

Operating Expenses

For the years ended December 31, 2021 and 2020:

	For the year ended December 31,
	2021	2020

Advertising and Marketing	$4,874	54,182
General and Administrative	57,632	135,654
Legal and Professional	293,070	342,016
Office rent	1,190	16,351
Management Fees	159,000	210,636
Product development cost	6,343	28,750
TOTAL OPERATING EXPENSES	$522,109	$787,589

●	Our selling and advertising expense mainly includes our costs of branding, design and materials. The decrease of $49,308 or 91% was primarily due to the selling expenses in previous year include staff salaries and other expenses in promoting our product lines which we did not incur this year.

●	Professional fees primarily consisted of the following:

	For the year ended December 31,
	2021	2020
Accounting and Auditing	$33,700	$43,628
Other advisory Services	141,638	105,919
Legal Fees in relation to SEC fillings	109,732	174,569
Social Media Consulting	8,000	17,900
	$293,070	$342,016

●	Professional fees decreased by $48,946 or 12% primarily due to adecrease in legal fees.

●	Management fees primarily consisted of compensation of our Chief Operating officer and Chief Marketing Officer, and the President of our wholly owned subsidiary, Cannavolve. Compared to the previous year Management fees decreased by $51,636 primarily due to the departure of one of our management staff members.

●	Our general and administrative costs have also decreased by $78,022 or 58% compared to the previous year primarily due to the $67,500 bad debts written off. No such bad debts for this year ended December 31, 2021.

Income (Loss) from Operations

As a result of the foregoing, for the year ended December 31, 2021, loss from operations amounted to $660,775, as compared to loss from operations of $785,296 for the year ended December 31, 2020.

Other Income (Expense)

Other income (expense) was $154,429 for the year ended December 31, 2021, compared to $(30,965) for the year ended December 31, 2020. The variance was due to income from the forgiveness of the PPP loan of $231,500 during 2021.

Income Taxes

We did not have any income taxes expense for the years ended December 31, 2021 and December 31, 2020.

Net Income (Loss)

Net loss for the years ended December 31, 2021, and 2020 were $367,022 and $816,261, respectively. The decrease in Net Loss was primarily due to the recognition of $231,500 other income due the forgiveness of PPP loan obtain in previous year.

Liquidity and Capital Resources

 The consolidated financial statements have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.

To the extent we are successful in growing our business both organically and through acquisition, we continue to plan our working capital and the proceeds of any financing to finance such acquisition costs.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At December 31, 2021 and 2020, we had cash balance of approximately $96,198 and $68,047, respectively. These funds are kept in financial institutions located in United States.

Covid 19

A novel strain of coronavirus (“Covid-19”) emerged globally in December 2019 and has been declared a pandemic. The extent to which Covid-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time. While the Company’s day-to-day operations beginning March 2020 have been impacted, we have suffered less immediate impact as most staff can work remotely and can continue to develop our product offerings.

That said we have seen our business opportunities develop more slowly as business partners and potential customers are dealing with Covid-19 issues, working remotely and these issues are causing delays in decision making and finalization of negotiations and agreements.

 Cash flows from Operating Activities

Operating activities used $751,272 in cash the year ended December 31, 2021, as compared with $709,761 for the year ended December 31, 2020. Our net loss was $367,022 the main component of our negative operating cash flow in 2021 further increase by the non-cash income of $231,500 loan forgiveness., added by increase in accounts inventory $258,781, offset mainly by decrease in advances to supplier $154,893. In 2020 net loss of $816,261 was the main component of our negative operating cash flow offset by a decrease in accounts payable and accrued expenses of $64,658.

Cash flows from Investing Activities

There are no Investing activities in for the year ended December 31, 202. In 2020 our investing activities used $39,277 for purchase of various machinery and equipment .

Cash flows from Financing Activities

Cash flows provided by financing activities during the year ended December 31, 2021 amounted to $779,423 as compared with $808,061 for the year ended December 31, 2020. Our positive cash flow in 2021 consisted of net proceeds from convertible notes $695,078 and short term loans net proceeds of $83,245. Our positive cash flow in 2020 consisted mostly of proceeds from the sale of issuance of common stocks $471,560 and proceeds from SBA loans payable of $256,500 and proceeds from notes payable $80,000.

Our capital requirements for the next twelve months primarily relate to $950,000. In addition, we expect to use cash to pay salaries, consulting fees and fees related to third parties’ professional services. All funds received have been expended in the furtherance of growing the business. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business;
●	Addition of administrative and sales personnel as the business grows; and
●	The cost of being a public company.

We will need to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will be insufficient to satisfy our cash requirements under our present operating expectations. Other than working capital and advance received from related parties and funds received pursuant to securities purchase agreements, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant additional capital to fund our operations and to provide working capital for our ongoing operations and obligations. Therefore, our future operation is dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to cease our operations. To date, we have not considered this alternative, nor do we view it as a likely occurrence.

Going Concern.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. During the year ended December 31, 2021, the Company incurred a net loss of $439,143 The Company had an accumulated deficit of $2,393,0331 as of December 31, 2021. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes and the valuation of equity transactions.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or products have been sold, the purchase price is fixed or determinable and collectability is reasonably assured.

We sell luxury skin care products to our customers. Our customers place orders for our products pursuant to their purchase orders and we are paid by our customers pursuant to our invoices. Each invoice calls for a fixed payment in a fixed period of time. We recognize revenue by selling our products under our customers’ purchase orders and our related invoices to our customers. Revenue related to the sales of our products to our customers is recognized as the products are sold and amounts are paid, using the straight-line method over the term of the sales transaction. Prepayments, if any, received from customers prior to the products being delivered are recorded as advance from customers. In these cases, when the products are sold, the amount recorded as advance from customers is recognized as revenue.

Income Taxes

We are governed by the income tax laws of the United States. Income taxes are accounted for pursuant to ASC 740 “Accounting for Income Taxes,” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxes is based on the results for the period as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is changed to equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and we intend to settle its current tax assets and liabilities on a net basis.

Stock-based Compensation

Stock based compensation is accounted for based on the requirements of the Share-Based Payment topic of Accounting Standards Codification (“ASC”) 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award. The Accounting Standards Codification also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the period of services or the vesting period, whichever is applicable. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

 Recent Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. We are currently evaluating the impact it may have on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

DESCRIPTION OF BUSINESS

Our Company History

 The Company was incorporated in the State of California on March 22, 2004. The Company was initially engaged in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies. Commencing in 2011, the Company began providing advertising services to promote products and services of third parties (primarily a related company, Anchorfree Wireless, Inc.) to the Company’s customer base. Under this business model, third parties paid the Company a fee to disseminate their advertising to the Company’s customer base. On February 9, 2015, the Company’s principal shareholders sold their shares of common stock to AMS Encino Investments, Inc., a California corporation controlled by Hector Guerrero, which resulted in a change of control of the Company. Following this change of control, in October 2016, management discontinued the Company’s operations.

On March 13, 2019, we entered into a Reorganization Agreement by and among Jaguaring Company, d/b/a Cannavolve (“Cannavolve”), a Washington corporation, and the shareholders of Cannavolve listed in the Reorganization Agreement, pursuant to which the Company agreed to acquire 100% of the issued and outstanding common stock of Cannavolve from these Cannavolve shareholders in exchange for up to 861,738 shares of common stock of the Company. On April 27, 2019, and again on January 2, 2020, the Reorganization Agreement was amended. The Reorganization Agreement and its subsequent amendments are referred to herein collectively as the “Reorganization Agreement.” On February 12, 2020, the parties to the Reorganization Agreement entered into a termination agreement (the “Termination Agreement”) pursuant to which the Reorganization Agreement was terminated by mutual consent of the parties in accordance with the terms of the Reorganization Agreement. The parties decided to terminate the Reorganization Agreement in order to restructure the planned acquisition by the Company of Cannavolve. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 2.5 to this Annual Report on Form 10-K (this “Report”) and which is incorporated herein by reference.

 On February 14, 2020 (the “Closing Date”), we entered into and closed (the “Closing”) an Agreement and Plan of Reorganization (the “Agreement”) with Cannavolve and each of the 37 shareholders of Cannavolve who executed a counterpart signature to the Agreement (the “Cannavolve Shareholders”). Pursuant to the Agreement, the Company agreed to acquire an aggregate of 33,674,262 shares of common stock of Cannavolve constituting 81.5% of the issued and outstanding shares of common stock of Cannavolve from the Cannavolve Shareholders in exchange for 702,111 shares of common stock of the Company, constituting 9.6% of the issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Reorganization “). Pursuant to the Agreement, the Company agreed to file a Certificate of Determination with the State of California, as soon as practicable after the Closing, to create a new class of preferred stock of the Company, the Series B Preferred Stock (the “New Preferred”), and further agreed to issue, as a post-Closing covenant, 1,000,000 shares of the New Preferred to Principal Holdings, LLC (“Principal”), in consideration of Principal successfully negotiating the Agreement and performing due-diligence in connection with the Agreement. Additionally, pursuant to the Agreement, the parties agreed that the Company’s then principal shareholder, Bagel Hole Inc. (“Bagel Hole”), which is owned solely by Philip Romanzi, the Company’s Chief Executive, Chief Financial Officer, Treasurer, Secretary and sole director, would return to the Company for cancellation and retirement an aggregate of 4,114,352 shares of Common Stock owned by Bagel Hole. Additionally, pursuant to the Agreement, the parties agreed that at Closing, (i) Mr. Romanzi would resign from all executive officer and director positions with the Company, (ii) George Furlan would be appointed as the Company’s Interim Chief Executive Officer, Interim Chief Financial Officer, Interim Treasurer, Interim Secretary and Chief Operating Officer, and (iii) Dante Jones would be appointed as the Company’s sole director. Further, the parties agreed that two additional directors would be appointed to the Company’s board of directors after Closing.

At Closing pursuant to the Agreement: (i) we issued an aggregate of 702,111 shares of Common Stock to the Cannavolve Shareholders in exchange for 33,674,262 shares of Cannavolve common stock, constituting 81.5% of the issued and outstanding shares of Cannavolve, resulting in Cannavolve becoming our 81.5% owned subsidiary; (ii) Bagel Hole returned to INTB for cancellation and retirement 4,114,352 shares of Common Stock owned by Bagel Hole; (iii) Mr. Romanzi resigned from all officer and director positions with the Company; (iv) George Furlan was appointed as the Company’s Interim Chief Executive Officer, Interim Chief Financial Officer, Interim Treasurer, Interim Secretary and Chief Operating Officer; and (v) Dante Jones was appointed as the Company’s sole director. We anticipate that, in the near future, the size of the Board will be increased to three directors.

The Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties. For federal income tax purposes, it is intended that the Reorganization qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). However, we did not obtain any tax opinion and there can be no assurance that our intent that the Reorganization qualify as a reorganization under the provisions of Section 368(a) of the Code is correct.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was previously filed with the Securities and Exchange Commission as an Exhibit to Form 8-K on February 14, 2020 and which is incorporated herein by reference. Immediately prior to the Closing of the Reorganization described in detail above pursuant to which Cannavolve became a majority owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reorganization was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Cannavolve. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired, and liabilities assumed are generally recorded as of the completion of the purchase at their respective fair values and added to those of the Company. Financial statements and reported results of operations of the Company issued after completion of the purchase will reflect these fair value adjustments, but the Company’s previously issued historical financial statements will not be retroactively restated.

In addition, on May 28, 2020, the Company entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) with the remaining 55 shareholders of Cannavolve (the “Remaining Cannavolve Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired an aggregate of 7,656,441 shares of common stock of Cannavolve constituting the remaining 18.5% of the issued and outstanding shares of common stock of Cannavolve from the Remaining Cannavolve Shareholders in exchange for 159,627 shares of common stock of the Company, constituting 0.02% of the issued and outstanding shares of Common Stock of the Company (the “Share Exchange”). As a result of the Share Exchange, Cannavolve is a wholly owned operating subsidiary of the Company.

The Share Exchange Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties. For federal income tax purposes, it is intended that the Share Exchange qualify as a reorganization under the provisions of Section 368(a) of the Code. However, we did not obtain any tax opinion and there can be no assurance that our intent that the Share Exchange qualify as a reorganization under the provisions of Section 368(a) of the Code is correct.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as an Exhibit to this Form 1-A filing. Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 as promulgated under Regulation D as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

The Share Exchange was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Cannavolve. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired, and liabilities assumed are generally recorded as of the completion of the purchase at their respective fair values and added to those of the Company. Financial statements and reported results of operations of the Company issued after completion of the purchase will reflect these fair value adjustments, but the Company’s previously issued historical financial statements will not be retroactively restated.

Principal Products and Services

The Company currently has one main product line and two in development. The Company’s current active product line is Oeuvre.

Ouevre

Oeuvre - “A Body of Art” – is the next product line we plan to launch in Spring 2021 and is intended to be a next generation CBD luxury skin care line and lifestyle brand. Planned product offerings under this line include:

●	Purifying Exfoliator
●	Replenishing Oil
●	Ultra-Nourishing Face Cream
●	Revitalizing Eye Cream
●	High Potency Tincture
●	CBD infused and scented candles
●	CBD infused women’s fragrance

Drawing inspiration from petals, leaves, roots, minerals and gemstones, Ouevre celebrates the artistry of well-being and beauty, inside and out. Ouevre products are non-toxic, ungendered products made with zero GMO, retinyl palmitate, petroleum, mineral oil, parabens, sulfates, and synthetic colors.

Ouevre Target Market

Ouevre is planned to be our luxury segment product line. With Ouevre, we are targeting a large and influential consumer class of individuals that are “HENRYs” – High-Earners-Not-Rich-Yet. They have discretionary income and are highly likely to be wealthy in the future. HENRYs earn between $100,000 and $250,000 annually. They are digitally fluent, love online shopping online, and are big discretionary spenders. Therefore, ouvreskincare.com offers inclusive, aspirationally affordable luxury products positioned for them.

We believe the benefit of onboarding this demographic to Ouevre are twofold: securing valuable present customers and building relationships and business with those most likely to be amongst the most affluent consumers in the future. By the year 2025, Millennials and Generation Z will represent more than 40% of the overall luxury goods market, according to a 2019 report published by Boston Consulting Group. We seek to target such group for the sale of our Ouevre products.

On social media, we will target the following audiences for the Ouevre brand:

●	Women aged 30+
●	Luxury Skincare Enthusiasts
●	CBD Enthusiasts
●	Crystal Lovers
●	Wellness Audience
●	Makeup Artists
●	Art
●	Beauty
●	Influencers
●	Bloggers
●	Stores

Future Product Lines

The Company has two product lines planned for introduction by the end of 2022:

●	F.A.M.E. - a millennial, premium priced dual-gender lifestyle brand
●	LevelLab – a premium priced millennial fitness/wellness/performance product line

 LevelLab

We intend LevelLab to be a premium priced millennial fitness, wellness, and performance product line. Intended products include:

●	Therapeutic recovery cream that provides heating and cooling effects to sooth pain, containing isolate hemp CBD, 100% THC free.
●	LevelLab Bundle including daily facial cleanser, hyaluronic and vitamin C moisturizer, and retinol night cream.
●	LevelLab Active Hydration – supplement for mineral replenishment and optimal hydration for before, during, and after workout.
●	LevelLab Fuel – a recovery drink containing a unique combination of CBD and amino acids.

LevelLab Target Market

We plan to target Millennials (generally ages 23 – 38 as of 2019) for our LevelLab product line. These consumers, who came of age in a hyper-connected, digital world, have unique shopping preferences, spend their time in different mediums, and respond to a different style of messaging than generations past. This evolution in consumer behavior accompanies a significant transition of purchasing power to the Millennial generation. According to the 2015 U.S. Census Bureau, Millennials accounted for more than 25% of the U.S. population, exceeding the number of baby boomers and making it the largest percentage of the workforce in the United States. Further, according to the U.S. Bureau of Labor Statistics, people born after 1981, including Millennials and Generation Z, accounted for approximately $1.7 trillion or 22% of the nation’s total consumer expenditure in 2017. We expect this number to significantly increase as Millennials enter their peak earning years and an increasing percentage of Generation Z joins the workforce.

F.A.M.E. will merge health and wellness with art and entertainment to curate unique and impactful products, content, and activities for a global community. As stated in a 2017 article on the Wellness industry published by Forbes, 72% of millennials would rather spend money on experiences than on material goods. With F.A.M.E., we intend to give them both. Products and offerings under the F.A.M.E. brand name are currently under development.

F.A.M.E Target Market

The target market for F.A.M.E. is also Millennials. We intend to market F.A.M.E. to premium consumers – both male and female – in the Millennial market.

Suppliers

The Company has several third-party suppliers and is not reliant on any particular supplier for its product offerings. Many of our products contain CBD derived from industrial hemp or cannabis which we get from third parties. Hemp cultivation can be impacted by weather patterns and other natural events, but we have not faced any supply issues to date with obtaining raw materials for our products. The Company had a contract with HCT Group who was the producer, formulator & packager of Oeuvre’ skin care products. However, the contract is completed and we have taken possession of the product.

Distribution

We have two primary methods through which we sell our products:

1.	Direct to Consumer online e-commerce platform
2.	Wholesale partners

Marketing Strategy

We support brand launches with social media & marketing campaigns, including influencers. Leading marketing and PR firms were engaged by the Company to spearhead the launch of Oeuvre, and will likely be engaged for our future planned brand launches.

Sentient Brands Growth Strategies:

In order to grow our company, Sentient Brands intends to:

●	Create a leading consumer packaged goods company;
●	Partner with established distributers and retailers;
●	Focus on operational excellence and product quality; and
●	Establish ongoing communication with the capital markets

Sentient Brand’s mission is to create the next generation of CBD consumer brands. The Company believes it has assembled a highly accomplished team of branding and marketing professionals who have successfully launched and operated major brands in the consumer market space, which the Company believes will give it a competitive edge in the industry.

Customers

The Company plans to launch its Oeuvre product line in the second quarter of 2021. The Company’s sales channels will be direct to consumer and wholesale.

Intellectual Property

The Company’s Oeuvre brand is trademarked in the United States with a European trademark application pending. The Company is in the process of filing an application for the trademark names OE Logo & OE Complex, which is the name of our proprietary formulation. The Company expects to rely on trade secrets and proprietary know-how protection for our confidential and proprietary information, however we have not yet taken security measures to protect this information.

Competition

We have experienced, and expect to continue to experience, intense competition from a number of companies.

The current market for hemp-derived CBD products is highly competitive, consisting of publicly-trade and privately-owned companies, many of which are more adequately capitalized than the Company. The Company’s current publicly listed competitors include market leader Charlotte’s Web, CV Sciences, Elixinol, Abacus, and Green Growth Brands, and private companies such as BeBoe, St. Jane. Mary’s, Lord Jones, Bluebird Folium Biosciences, Global Cannabinoids, and Pure Kana. In addition, both public and private U.S. multi-state operators and Canadian LP’s have entered the hemp-derived CBD consumer market or have announced plans to do so. This market is highly fragmented, and according to the Hemp Business Journal, the vast majority of industry participants generate less than ~$2 million of annual revenue. We see this an opportunity to get a foothold in the CBD consumer marketplace and build our company as a major brand name in this space.

Industry Overview

The market for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. Arcview Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products that will be sold in licensed dispensaries, the research firms are still predicting the market to grow to $5.3 billion, $12.6 billion, and $2.2 billion by 2024 for the product areas of low THC cannabinoids, THC-free Cannabinoids and pharmaceutical cannabinoids, respectively.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Covid-19

A novel strain of coronavirus (“Covid-19”) emerged globally in December 2019 and has been declared a pandemic. The extent to which Covid-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time. While the Company’s day-to-day operations beginning March 2020 have been impacted, we have suffered less immediate impact as most staff can work remotely and can continue to develop our product offerings.

On April 18, 2020, the Company, through its subsidiary Jaguaring Company, entered into Paycheck Protection Program Promissory Note and Agreement with KeyBank National Association, pursuant to which the Company received loan proceeds of $231,500 (the “PPP Loan”). The PPP Loan was made under, and is subject to the terms and conditions of, the PPP which was established under the CARES Act and is administered by the U.S. Small Business Administration. The term of the PPP Loan is two years with a maturity date of April 18, 2022 and contains a favorable fixed annual interest rate of 1.00%. Payments of principal and interest on the PPP Loan will be deferred for the first six months of the term of the PPP Loan until November 18, 2020. Principal and interest are payable monthly and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Under the terms of the CARES Act, recipients can apply for and receive forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”), and on the maintenance of employee and compensation levels during the eight-week period following the funding of the PPP Loan. The Company has been using the proceeds of the PPP Loan, for Qualifying Expenses.

Forward Stock Split / Increase of Authorized / Name Change / Migratory Merger

On December 9, 2020, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate”) with the State of California to (i) effect a forward stock split of its outstanding shares of common stock at a ratio of 7 for 1 (the “Forward Stock Split”), (ii) increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares, and (iii) effectuate a name change (the “Name Change”). Fractional shares that resulted from the Forward Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company’s name changed from “Intelligent Buying, Inc.” to “Sentient Brands Holdings Inc.”. The Certificate was approved by the majority of the Company’s shareholders and by the Board of Directors of the Company. The effective date of the Forward Stock Split and the Name Change was March 2, 2021.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Forward Stock Split and the Name Change was implemented by FINRA on March 2, 2021. Our symbol on OTC Markets was INTBD for 20 business days from March 2, 2021 (the “Notification Period”). Our new CUSIP number is 81728V 102. As a result of the name change, our symbol was changed to “SNBH” following the Notification Period.

In addition, on January 29, 2021, the Company, merged with and into its wholly owned subsidiary, Sentient Brands Holdings Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation. Sentient Brands Holdings Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

Following the consummation of the migratory merger, the articles of incorporation and bylaws of the Nevada corporation that was newly-created as a wholly owned subsidiary of the Company became the articles of incorporation and bylaws for the surviving entity in the migratory merger.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Form 10-K Annual Report. Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

Government Regulation

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

Government Approvals

The Company does not currently require any government approvals for its operations or product offerings. In August 2019, the DEA affirmed that CBD preparations at or below the 0.3 percent delta-9 THC threshold, is not a controlled substance, and a DEA registration is not required. As a result of the 2018 Farm Bill the FDA has been tasked with developing CBD regulations. The FDA has not yet published regulations.

Research and Development

We are constantly in the process of identifying and/or developing potential new products to offer to our customers. Our expenditures on research and development have historically been small and immaterial compared to our other business expenditures. We are currently developing new formulations for additional product lines.

Employees

We believe that our success depends upon our ability to attract, develop and retain key personnel. As of April 15, 2022, we employed 2 full-time employees. The Company otherwise currently relies on the services of independent contractors. None of our employees are covered by collective bargaining agreements, and management considers relations with our employees to be in good standing. Although we continually seek to add additional talent to our work force, management believes that it currently has sufficient human capital to operate its business successfully.

Our compensation programs are designed to align the compensation of our employees with our performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance.

The health and safety of our employees is our highest priority, and this is consistent with our operating philosophy. Since the onset of the COVID-19 pandemic, employees, including our specialized technical staff, are working from home or in a virtual environment unless they have a requirement to be in the office for short-term tasks and projects.

The primary mailing address for the Company is 555 Madison Avenue, 5th Floor, New York, New York 10022. The Company’s telephone number is (646) 202-2897. The Company’s website is https://www.sentientbrands.com/.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on

Form 8-K with the SEC in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the SEC if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Properties

Our principal offices are located at 555 Madison Ave.,5th Floor, New York, New York 10022., It is a virtual office that we lease through Regus Management Group, with the flexibility of using office space on an as need basis. We pay $122.00 per month and our agreement is month to month. All of our employees, including our specialized technical staff, are currently working from home or in a virtual environment. The Company always maintains the ability for team members to work virtual and we will continue to stay virtual, until the State and or the Federal government indicate the environment is safe to return to work.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company had no pending legal proceedings or claims.

Corporate Information

Our principal executive offices are located at 555 Madison Ave.,5th Floor, New York, New York 10022., and our telephone number is (646) 202-2897. Our website address is https://www.sentientbrands.com/. The information contained therein or accessible thereby shall not be deemed to be incorporated into this offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and age of officers and director as of the date hereof.

Name	Age	Position
George Furlan	66	Chief Operating Officer
James Mansour	61	Chief Marketing Officer
Dante Jones	42	Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer, Interim Secretary

George Furlan, Chief Operations Officer

George Furlan was appointed as the Company’s Chief Operating Officer on December 26, 2019, and, on February 14, 2020, Mr. Furlan was appointed as the Company’s Interim Chief Executive Officer, Interim President, and Interim Chief Financial Officer, Interim Treasurer, and Interim Secretary. Additionally, On May 28, 2020, Mr. Furlan was appointed as a Director of the Company. On June 20, 2022, Mr. Furlan resigned as the Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary and as a director of the Company. Mr. Furlan will continue to serve as the Chief Operating Officer of the Company. Mr. Furlan brings more than 20 years of experience in building and expanding early stage, mid-tier and global brands. In his role as COO of the Company, Mr. Furlan is responsible for managing the day-to-day operations of the Company. Mr. Furlan has held senior positions with Hugo Boss and Versace. From 2014 to 2019, Mr. Furlan served as a Principal of GF Partners, Inc., a consulting service to fashion businesses. Prior to joining GF Partners, Inc. in 2014, Mr. Furlan served as president of NAHM Apparel, LLC, a women’s young designer fashion company, which was backed by Mr. Tommy Hilfiger. He built the organization’s infrastructure, guided the successful global launch and lead sales and marketing efforts for U.S. and Canadian and global markets.

James Mansour, Chief Marketing Officer

James Mansour was appointed as the Chief Marketing Officer of the Company on February 14, 2020. Mr. Mansour is an award-winning branding authority who was instrumental in the development of many retail brands that became icons in the marketplace, including Bath and Body Works, Abercrombie & Fitch and Victoria’s Secret. Mr. Mansour has created award-winning work for 3M, Dupont Corian and others. From February 2015 to February 2020 Mr. Mansour served the President and Branding Consultant of Mansour Design Inc. Consulting where he ran the day to day operations of the business.

Dante Jones, Interim Chief Executive Officer, Interim President Interim Chief Financial Officer, Interim Treasurer, Interim Secretary

Dante Jones was appointed as sole Director of the Company on February 14, 2020. On June 20, 2022, Dante Jones was appointed as the Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary of Sentient Brands Holdings Inc. (the “Company”). Mr. Jones will replace George Furlan who resigned as the Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary and as a director of the Company on June 20, 2022. Mr. Jones co-founded Cannavolve in 2012 with the mission to incubate businesses and accelerate fellow cannabis industry entrepreneurs to invent, innovate and succeed. Mr. Jones brings 15 years of experience in project management, leadership and budgeting, while delivering results across global teams. Mr. Jones has served as Cannavolve’s President since 2012. From 2014 to 2017, Mr. Jones worked as a Technology Manager at Amazon.com, Inc., managing a large global team in designing and deploying new eCommerce for the AWS Cloud.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors (“Board”) is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has a code of ethics that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of this code is available in the Company’s Registration Statement on Form SB-2 filed with the SEC on April 17, 2006. The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Form 8-K.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Indemnification of Directors and Officers

Our directors and executive officers are indemnified as provided by the Nevada law and our Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. During the quarter ended March 31, 2022, our officers, directors and 10% stockholders made the required filings pursuant to Section 16(a).

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the fiscal years ended December 31, 2021 and December 31, 2020, in all capacities for the accounts of our executive officers, including the Chief Executive Officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)

George Furlan,	2020	94,000	0	0	0	0	0	94,000
Interim CEO, Interim President, Interim CFO, and COO	2021	84,000	0	0	0	0	0	84,000

James Mansour, CMO	2020	110,000	0	0	0	0	0	110,000
	2021	60,000	0	0	0	0	0	60,000

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2021 and 2020, awarded to or earned by Mr. Jones, Cannavolve’s principal executive officer.

Name and Principal Position	Fiscal Year	Salary	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Dante Jones,	2020	41,000	0	0	0	0	0	41,000
President	2021	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End Table

The Company did not issue equity awards during the year ended December 31, 2021.

Employment Agreements

George Furlan

On December 26, 2019 (the “Effective Date”), the Company entered into an Employment Agreement with George Furlan to engage his services as Chief Operating Officer of the Company pursuant to which the Company agreed to pay Mr. Furlan a base salary of $60,000 per year with such base salary being increased to $120,000 per year beginning on the one (1) year anniversary of the completion of a financing by the Company of no less than $3,000,000. The Employment Agreement also contains an annual bonus based on the amount of revenue generated by the Company from the sale of certain products. The Employment Agreement has a term of three years from the effective date. Pursuant to the agreement, Mr. Furlan may be terminated for “cause” as defined and Mr. Furlan may resign for “good reason” as defined. In the event Mr. Furlan is terminated without cause or resigns for good reason, the Company will be required to pay Mr. Furlan a payment equal to the lesser of (i) the aggregate amount of base salary payable for the remainder of the employment term or (ii) an amount equal to 100% of the base salary for the year in which the termination occurs, as well as a payment equal to the amount of the annual bonus, if any, that the Mr. Furlan would have earned for the fiscal year in which the termination occurred. In the event Mr. Furlan is terminated with cause, resigns without good reason, dies or is disabled, the Company will be required to pay Mr. Furlan all accrued salary and earned bonus and reimbursement for business expenses. Under the agreement Mr. Furlan is subject to confidentiality, non-compete and non-solicitation restrictions. Pursuant to the Employment Agreement, on the Effective Date, Mr. Furlan also entered into a Restricted Stock Agreement to purchase 718,403 shares of the Company’s Common Stock at $0.01186 per share for an aggregate purchase price of $8,520.26, which such shares vest as to 239,467 of shares on the Effective Date and the remaining 478,936 shares will vest in 12 equal installments of 39,911 shares each on the last day of each fiscal quarter.

Grants of Plan Based Awards

We did not make any plan-based equity or non-equity awards grants to named executives during the years ended December 31, 2021, and 2020.

Option Exercises

There were no options exercised by our named officers during the years ended December 31, 2021, and 2020.

Compensation of Officers and Directors

We have no non-executive directors. Our directors did not earn compensation for the years ended December 31, 2021, and 2020.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of the 2020 fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related party transactions of the Company

At no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest

Transactions with Related Persons

At no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that there are no “independent directors” under the rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information, as of April 14, 2022 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 51,920,387 shares outstanding as of April 14, 2022 and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of April 14, 2022.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (11)	Percentage of Common Stock (2)
Officers and Directors
George Furlan * (3)	5,028,821	9.68
James Mansour * (4)	5,028,821	9.68
Dante Jones * (5)	763,798	1.47
All officers and directors as a group (3 persons)	10,821,440	20.84

5% Stockholders
Principal Holdings, LLC, (6)	8,692,187	16.74%
Bogaard Holdings LLC (7)	2,196,327	4.23%
Pure Energy 714 LLC (8)	1,593,494	3.06%
Gregg Templeton (9)	5,028,821	9.68%
Bagel Hole Inc. (10)	2,832,410	5.45%

*	Officer and/or director of the Company

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Sentient Brands Holdings Inc., 555 Madison Avenue, 5th Floor, New York, NY 10022.

(2)	Applicable percentage ownership is based on 51,920,387 shares of common stock outstanding as of April 14, 2022, together with securities exercisable or convertible into shares of common stock within 60 days of April 14, 2022 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 14, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	On December 26, 2019, the Company and George Furlan entered into a Restricted Stock Purchase Agreement pursuant to which the George Furlan purchased from the Company an aggregate of 5,028,821 restricted shares of common stock (the “Furlan Shares”) at $0.01186 per share in consideration of an aggregate purchase price of $8,520.26. 1,676269 of the Furlan Shares vested on December 26, 2019 and the remaining 3,352,552 Furlan Shares shall vest in 12 quarterly installments of 279,377 Furlan Shares thereafter. (Furlan Shares reflected on a post-forward split basis.)

(4)	On January 8, 2020, the Company and James Mansour entered into a Restricted Stock Purchase Agreement pursuant to which the James Mansour purchased from the Company an aggregate of 5,028,821 restricted shares of common stock (the “Mansour Shares”) at $0.01186 per share in consideration of an aggregate purchase price of $8,520.26. 2,514,407 of the Mansour Shares vested on January 8, 2020 and the remaining 2,514,414 Mansour Shares shall vest in 12 quarterly installments of 209,531 Mansour Shares thereafter. (Mansour Shares reflected on a post-forward split basis.)

(5)	Dante Jones received the shares of common stock of the Company in connection with the Agreement and Plan of Reorganization entered into and closed between the Company and Jaguaring Company, d/b/a Cannavolve, on February 14, 2020.

(6)	Principal Holdings, LLC is owned and controlled by Danielle Doukas.

(7)	Bogaard Holdings LLC is owned and controlled by Jelena Vadanjel.

(8)	Pure Energy 714 LLC is owned and controlled by Louis Sorrentino.
(9)	Gregg Templeton is a former employee of the Company.

(10)	Bagel Hole Inc. is owned and controlled solely by Philip Romanzi, the Company’s former sole officer and director.

(11)	On March 2, 2021, the Company effected a 7:1 forward stock split of its issued and outstanding shares of common stock. All shares of common stock reflected in the above table, and in any corresponding footnotes, are accounted for on a post-forward split basis.

 No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

SECURITIES BEING OFFERED

The following is a summary of the rights of our Common Stock as provided in our Certificate of Incorporation, and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed (or incorporated by reference) as exhibits to the Registration Statement of which this Prospectus is a part.

This Offering relates to the offer and sale of up to 400,000,000 Shares of our Common Stock.

Common Stock

Our articles of incorporation authorize the issuance of 500,000,000 shares of Common Stock. The holders of our Common Stock:

●	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

●	are entitled to share ratably in all of the assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

●	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

Preferred Stock

The Company is authorized to issue 25,000,000 shares of Preferred Stock, par value $.001 per share. As of March31, 2022, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

For five years from the date of issuance, the Series B Preferred Stock shall have the number of votes equal to fifty-one percent (51%) of the cumulative total vote of all classes of stock of the Corporation, common or preferred, whether such other class of stock is voting as a single class or the other classes of stock are voting together as a single group, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, or any other class of preferred stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock and any class of preferred stock entitled to vote, with respect to any question upon which holders of Common Stock or any class of preferred stock have the right to vote. After five years, the Series B Preferred Stock shall automatically, and without further action by the Corporation, be cancelled and void, and may not be reissued.

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks (which they currently are and probably will be for the foreseeable future). Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this S-1, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Selected Provisions of the Nevada Revised Statutes

Directors’ Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and shippers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters’ Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●	listed on a national securities exchange,

●	included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

●	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days’ written notice. The records covered by this right include official copies of:

●	the articles of incorporation, and all amendments thereto,

●	bylaws and all amendments thereto; and

●	a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our most recent annual report on Form 10-K. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders’ meeting held upon the request and at the expense of the acquiring person. If the acquiring person’s shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company’s outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company’s articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the Exchange Act, unless the company’s articles of incorporation provide otherwise.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

●	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws

Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Empire Stock & Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014. Its telephone number is (702) 818-5898.

Recent Sales of Unregistered Securities

On April 27, 2021 (the “Issuance Date”), Sentient Brands Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement with an accredited investor (the “April 2021 Investor”) providing for the sale by the Company to the April 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $315,789 (the “April 2021 Note”, and, the “Financing”). The principal amount of the April 2021 Note includes an Original Issue Discount of $15,789, resulting in $300,000 in total proceeds received by the Company in the Financing. The April 2021 Note is convertible at the option of the April 2021 Investor into shares of common stock of the Company at $0.40 per share. In addition to the April 2021 Note, the April 2021 Investor also received 250,000 shares of common stock of the Company (the “Commitment Shares”), and a common share purchase warrant (the “April 2021 Warrant”, and together with the April 2021 Note and the Commitment Shares, the “Securities”) to acquire 500,000 shares of common stock of the Company. The April 2021 Warrant is exercisable for five years at an exercise price of $0.60. The closing of the Financing in the amount of $300,000 occurred on April 27, 2021.

On November 18, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “November 2021 Investor”) providing for the sale by the Company to the November 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $400,000 (the “November 2021 Note”, and, the “Financing”), to be paid by the November 2021 Investor to the Company in two tranches (each, a “Tranche”). The first Tranche consists of a payment by the November 2021 Investor to the Company on the Issue Date of $200,000, from which the November 2021 Investor retained $5,000 to cover its legal fees. A second Tranche consisting of $200,000 will be paid by the November 2021 Investor to the Company not later than 30 days after the Issuance Date, resulting in $395,000 in total proceeds to be received by the Company in the Financing. In addition to the November 2021 Note, the November 2021 Investor also received a common share purchase warrant (the “November 2021 Warrant”, and together with the November 2021 Note, the “Securities”) to acquire 666,667 shares of common stock of the Company. The November 2021 Warrant is exercisable for five years at an exercise price of $0.45. The closing of the Financing in the amount of $400,000 occurred on November 22, 2021.

On February 15, 2022, the Company issued an 18% Promissory Note in the principal amount of $60.025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) August 15, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

On February 23, 2022, the Company issued an 18% Promissory Note in the principal amount of $25.025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) August 23, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

On March 28, 2022, the Company issued an 18% Promissory Note in the principal amount of $11.025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) September 28, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

As of the date hereof, the Company is obligated on the above securities (collectively, the “Securities”) in the aggregate principal amount of $400,000 in connection with the above offerings. The Securities are debt obligations arising other than in the ordinary course of business, which constitute direct financial obligations of the Company.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 as promulgated under Regulation D as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Offering Statement. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Issuer Purchases of Equity Securities

Except for the February 14, 2020, Agreement and Plan of Reorganization pursuant to which Bagel Hole Inc. returned to the Company for cancelation an aggregate of 4,114,352 shares of common stock, the Company has not repurchased its securities during the year ended December 31, 2021.

EXPERTS

Boyle CPA LLC independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2021 and 2020, and for the years then ended, as stated in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein. We have included our financial statements in this prospectus and elsewhere in the offering circular in reliance on the report of Boyle CPA LLC, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Jonathan D. Leinwand, P.A. of Aventura, Florida, will issue to Sentient Brands Holdings, Inc. its opinion regarding the legality of the common stock being offered hereby. Jonathan D. Leinwand, P.A. has consented to the references in this offering to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on our website. At this time, we do not provide a link on its website to such filings, and there is no estimate for when such a link on our website will be available.

PART III – EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Incorporation of Intelligent Buying Inc. and Certificate of Amendment of Articles of Incorporation of Intelligent Buying, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the SEC on April 17, 2006).

2.2	Bylaws of Intelligent Buying, Inc. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

2.3	Certificate of Determination for Series A Convertible Preferred Stock of Intelligent Buying, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form SB-2 filed with the SEC on April 17, 2006).

2.4	Certificate of Determination for Series B Preferred Stock of Intelligent Buying, Inc. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

2.5	Certificate of Amendment of Articles of Incorporation of Intelligent Buying Inc., a California corporation. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 3, 2021).

2.6	Articles of Incorporation of Sentient Brands Holdings Inc., a Nevada corporation. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 3, 2021).

2.7	Bylaws of Sentient Brands Holdings Inc., a Nevada corporation. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 3, 2021).

4.1*	Form of subscription agreement

6.1	Form of Securities Purchase Agreement.

6.2	Form of Senior Secured Convertible Promissory Note.

6.3	Form of Common Share Purchase Warrant.

6.4	Form of Pledge and Security Agreement.

6.5	Reorganization Agreement between Intelligent Buying Inc. and Jaguaring Company d/b/a Cannavolve, and the Cannavolve shareholders listed in the agreement, dated March 13, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2019).

6.6	Amended Reorganization Agreement between Intelligent Buying Inc. and Jaguaring Company d/b/a Cannavolve and the Cannavolve shareholders listed in the agreement, dated April 27, 2019 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2019).

6.7	Amendment No. 1 to Reorganization Agreement between Intelligent Buying Inc. and Jaguaring Company d/b/a Cannavolve, and the Cannavolve shareholders listed in the agreement, dated April 27, 2019 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on May, 6 2019).

6.8	Second Amended Agreement and Plan of Reorganization between Intelligent Buying Inc. and Jaguaring Company d/b/a Cannavolve Holdings, the Cannavolve Shareholders listed in the agreement dated January 2, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2020).

6.9	Termination Agreement of the Reorganization between Intelligent Buying Inc. and Jaguaring Company d/b/a Cannavolve Holdings, the Cannavolve Shareholders listed in the agreement dated February 12, 2020. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.10	Agreement and Plan of Reorganization by and among Intelligent Buying Inc., Jaguaring Company d/b/a Cannavolve Holdings and the Cannavolve Shareholders listed in the agreement dated February 14, 2020. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.11	Form of Agreement and Plan of Merger by and among Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation, dated January 28, 2021.

6.12	Form of 10% Promissory Note of Intelligent Buying, Inc. issued to an accredited investor dated December 2, 2020.

6.13	Form of Securities Purchase Agreement by and among Intelligent Buying, Inc. and an accredited investor dated December 2, 2020.

6.14	Form of Stock Purchase Warrant of Intelligent Buying, Inc. issued to an accredited investor dated December 2, 2020.

6.15	Form of Stock Pledge Agreement issued by an affiliate of Intelligent Buying, Inc. to an accredited investor dated December 2, 2020.

6.16	Form of 10% Convertible Debenture of Intelligent Buying, Inc. issued to an accredited investor dated December 3, 2020.

6.17	Form of Securities Purchase Agreement by and among Intelligent Buying, Inc. and an accredited investor dated December 3, 2020.

6.18	Form of Stock Purchase Warrant of Intelligent Buying, Inc. issued to an accredited investor dated December 3, 2020.

6.19	Convertible Promissory Note of Intelligent Buying Inc. issued to PureEnergy714 LLC2019 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2019).

6.20	Convertible Promissory Note issued by Jaguaring, Inc. d/b/a Cannavolve (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2019).

6.21	Executive Consulting Agreement between Intelligent Buying, Inc. and James Mansour dated January 8, 2020. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.22	Employment Agreement between Intelligent Buying, Inc. and George V. Furlan dated December 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.23	Independent Contractor Agreement between Jaguaring Inc. d/b/a Cannavolve and Dante Jones dated May 1, 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.24	Office Agreement for Jaguaring Inc. d/b/a Cannavolve dated May 23, 2018. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.25	Promissory Note issued by Jaguaring Inc. d/b/a Cannavolve dated June 6, 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.26	Employment Agreement between Intelligent Buying, Inc. and Gregg Templeton dated February 28, 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.27	Office Agreement for Jaguaring Inc. d/b/a Cannavolve dated May 23, 2018. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.28	Promissory Note issued by Jaguaring Inc. d/b/a Cannavolve dated June 11, 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.29	Promissory Note issued by Jaguaring Inc. d/b/a Cannavolve dated June 6, 2019. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.30	Restricted Stock Purchase Agreement between Intelligent Buying, Inc. and James Mansour.

6.31	Restricted Stock Purchase Agreement between Intelligent Buying, Inc. and George Furlan. (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 14, 2020).

6.32	Share Exchange Agreement dated as of May 28, 2020 by and among Intelligent Buying Inc., and the shareholders of Jaguaring Company d/b/a Cannavolve Holdings. (Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on May 29, 2020).

6.33	Appointment of Dante Jones to serve as Interim CEO and other interim positions with the Company and the resignation of George Furlan as Interim CEO and other interim positions with the Company. (Incorporated by reference to the form 8-K Current Report filed with the Securities and Exchange Commission on June 24, 2022).

11.1*	Consent of Boyle CPA, LLC

11.2*	Consent of Jonathan D. Leinwand, P. A. (included in Exhibit 12.1)

12.1*	Opinion of Jonathan D. Leinwand, P.A.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 1, 2022.

SENTIENT BRANDS HOLDINGS, INC.

By:	/s/ Dante Jones
Dante Jones
Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ Dante Jones	Interim Chief Executive Officer, Interim President, InterimChief Financial Officer, Interim Treasurer and Interim Secretary	July 1, 2022
Dante Jones	Interim Chief Executive Officer, Interim President, Interim Chief Financial Officer, Interim Treasurer and Interim Secretary(principal executive officer and principal financial officer)

F-1

SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2022	December 31, 2021
	Unaudited
ASSETS
CURRENT ASSETS
Cash	$10,428	$96,198
Advances to Supplier	—	—
Inventory	244,467	258,781
TOTAL CURRENT ASSETS	254,895	354,979

FIXED ASSETS (net of Depreciation)	30,528	31,783
TOTAL ASSETS	$285,423	$386,762

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$183,203	$186,528
Notes payable	363,026	258,292
Convertible Notes Payable	891,446	876,363
PPP Loan	—	—
Derivative liabilities	—	—
TOTAL CURRENT LIABILITIES	1,437,675	1,321,183
TOTAL LIABILITIES	$1,437,675	$1,321,183

STOCKHOLDERS’ DEFICIENCY
Preferred Stock – Par Value of $0.001; 25,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,000	1,000
Common Stock - Par Value of $0.001; 50,000,000 shares authorized; 51,920,387 shares issued and outstanding as of March 31, 2022 and December 31, 2021	51,921	51,921
Additional paid-in capital	1,333,567	1,333,567
Accumulated deficit	(2,538,740)	(2,320,909)
TOTAL STOCKHOLDERS’ DEFICIENCY	(1,152,252)	(934,421)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIENCY	$285,423	$386,762

F-2

 SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2022	2021
REVENUES:
TOTAL REVENUES	$411	$—
Cost of sales	109	—

Gross Profit	302	—

Operating Expenses
Advertising and Marketing	31,748	—
General and Administrative	7,584	5,013
Legal and Professional	95,640	66,807
Management Fees	54,000	21,000
TOTAL OPERATING EXPENSES	188,972	92,820
LOSS FROM OPERATIONS	(188,670)	(92,820)

Other Income (Expenses)
Interest expense	(29,161)	—
Other income	—	6,750
NET LOSS	$(217,831)	$(86,070)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.004)	$(0.002)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	51,920,387	50,782,116

F-3

SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

(UNAUDITED)

March 31, 2021	Common Stock		Preferred Stock		Paid in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit
Balance - December 31, 2021	51,920,387	51,921	1,000,000	1,000	1,333,567	(2,320,909)	(934,421)
Net loss for the three months ended		—		—	—	(217,831)	(217,831)
Balances March 31, 2022	51,920,387	$51,921	1,000,000	1,000	$1,333,567	$(2,538,740)	$(1,152,252)

March 31, 2021	Common Stock		Preferred Stock		Paid in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit
Balance December 31, 2020	50,782,116	$50,782	1,000,000	$1,000	$1,333,356	$(1,953,887)	$(568,749)
Net loss for the three months		—		—	—	(86,070)	(86,070)
Balances March 31, 2021	50,782,116	$50,782	1,000,000	$1,000	$1,333,356	$(2,039,957)	$(654,819)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

 SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(217,831)		$(86,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expenses	1,255		1,255
Non cash financing fees
Changes in operating assets and liabilities:
Inventory	14,314		(258,804)
Advances to supplier	—		154,893
Accounts payable and accrued expenses	11,758		122,997
NET CASH USED IN OPERATING ACTIVITIES	(190,504)		(65,729)
INVESTMENT ACTIVITIES:
Purchase of office equipments	—		—
NET CASH USED IN INVESTMENT ACTIVITIES	—		—
FINANCING ACTIVITIES:
Proceeds (Payment) of loan payable	—		10,000
Proceeds from short term loan	104,734		—
Net proceeds from issuance of common stock	—		—
NET CASH PROVIDED BY FINANCING ACTIVITIES	104,734		10,000
INCREASE (DECREASE) IN CASH	(85,770)		(55,729)

CASH-BEGINNING OF PERIOD	96,198		68,047
CASH-END OF PERIOD	$10,428		$12,318
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$21,052		$—
Taxes	$—	$

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Business description

The financial statements presented are those of Sentient Brands Holdings Inc. (the “Company”). The Company was incorporated under the laws of the State of California on March 22, 2004, and until October 2016 was in the business of media advertising and acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices.

On December 9, 2020, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate”) with the State of California to (i) effect a forward stock split of its outstanding shares of common stock at a ratio of 7 for 1 (7:1) (the “Forward Stock Split”), (ii) increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares, and (iii) effectuate a name change (the “Name Change”). Fractional shares that resulted from the Forward Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company’s name changed from “Intelligent Buying, Inc.” to “Sentient Brands Holdings Inc.”. The Certificate was approved by the majority of the Company’s shareholders and by the Board of Directors of the Company. The effective date of the Forward Stock Split and the Name Change was March 2, 2021.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Forward Stock Split and the Name Change was implemented by FINRA on March 2, 2021. Our symbol on OTC Markets was INTBD for 20 business days from March 2, 2021 (the “Notification Period”). Our new CUSIP number is 81728V 102. As a result of the name change, our symbol was changed to “SNBH” following the Notification Period. All share and per share information has been retroactively adjusted to reflect this forward stock split.

In addition, on January 29, 2021, the Company, merged with and into its wholly owned subsidiary, Sentient Brands Holdings Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation. Sentient Brands Holdings Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

Following the consummation of the migratory merger, the articles of incorporation and bylaws of the Nevada corporation that was newly-created as a wholly owned subsidiary of the Company became the articles of incorporation and bylaws for the surviving entity in the migratory merger.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

These interim consolidated financial statements of the Company and its subsidiaries are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the unaudited condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company’s unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-6

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the Securities and Exchange Commission on April 29, 2022.

Going concern

The Company currently has limited operations. These unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $2,538,740 at March 31, 2022, and had a net loss and net cash flow used in operating activities of $217,831and $86,070 for the three months ended March 31, 2022 and 2021, respectively. The Company has a limited operating history, and its continued growth is dependent upon the continuation of selling its products; hence generating revenues and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. There are no assurances that the Company will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term highly liquid investments with an original maturity date of purchase of three months or less to be cash equivalents.

Revenue Recognition

During the three months ended March 31, 2022, our revenue recognition policy was in accordance with ASC 606, “Revenue from Contracts with Customers”, which requires the recognition of sales following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Net loss per common share – basic and diluted

Authoritative guidance on Earnings per Share requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

F-7

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.

During the three months ended March 31, 2022, and 2021, there were no stock based awards issued or outstanding.

Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures.

ASC 820 describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 input, which include quoted prices in active markets for identical assets or liabilities.

Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate is 21%.

NOTE 4. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the moving average method and net realizable value is the estimated selling price less costs of disposal in the ordinary course of business. The cost of inventories includes direct costs plus shipping and packaging materials.

As of March 31, 2022, Company product inventories valued at approximately $244,467 are primarily contained in our storage and fulfilment center located at CN Logistics US, 3 Borinski Road Lincoln Park, NJ 07035.

F-8

NOTE 5. CONVERTIBLE NOTES PAYABLE

On April 27, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “April 2021 Investor”) providing for the sale by the Company to the April 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $315,789 (the “April 2021 Note”, and the “Financing”). The principal amount of the April 2021 Note includes an Original Issue Discount of $15,789, resulting in $300,000 in total proceeds received by the Company in the Financing. The April 2021 Note is convertible at the option of the April 2021 Investor into shares of common stock of the Company at $0.40 per share. In addition to the April 2021 Note, the April 2021 Investor also received 250,000 shares of common stock of the Company (the “Commitment Shares”), and a common share purchase warrant (the “April 2021 Warrant”, and together with the April 2021 Note and the Commitment Shares, the “Securities”) to acquire 500,000 shares of common stock of the Company. The April 2021 Warrant is exercisable for five years at an exercise price of $0.60. During the year the company paid monthly interest totaling $21,052.64. Principal balance as of March 31, 2022 and December 31, 2021 remains at $315,789.

On September 23, 2021 (the “Issuance Date”), the Company issued an 18% Promissory Note in the principal amount of $125,000 (the “September 2021 Note”) to an accredited investor (the “September 2021 Investor”). The September 2021 Note matures six (6) months from the Issuance Date (the “Maturity Date”), and the September 2021 Investor, at its sole election on the Maturity Date, may convert the interest accrued on the September 2021 Note into shares of common stock of the Company at $0.05 per share. During the last quarter of 2021 the Company paid $67,500 with remaining balance of $57,500 as of March 31, 2022 and December 31,2021. Accrued interest for this note as of March 31, 2022 and December 31, 2021 were $8,422 and $5,397 respectively.

On November 18, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “November 2021 Investor”) providing for the sale by the Company to the November 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $400,000 (the “November 2021 Note”, and, the “Financing”), to be paid by the November 2021 Investor to the Company in two tranches (each, a “Tranche”). The first Tranche consists of a payment by the November 2021 Investor to the Company on the Issue Date of $200,000, from which the November 2021 Investor retained $5,000 to cover its legal fees. A second Tranche consisting of $200,000 will be paid by the November 2021 Investor to the Company not later than 30 days after the Issuance Date, resulting in $395,000 in total proceeds to be received by the Company in the Financing. In addition to the November 2021 Note, the November 2021 Investor also received a common share purchase warrant (the “November 2021 Warrant”, and together with the November 2021 Note, the “Securities”) to acquire 666,667 shares of common stock of the Company. The November 2021 Warrant is exercisable for five years at an exercise price of $0.45. The closing of the Financing in the amount of $400,000 occurred on December 16, 2021. The maturity date (“Maturity Date”) for each Tranche is at the end of the period that begins from the date each Tranche is paid and ends 12 months thereafter, and interest associated with the November 2021 Note is 10% per annum. Accrued interest for this note as of March 31, 2022, and December 31, 2021 were $16,139 and $7,894 respectively.

F-9

On February 15, 2022, the Company issued an 18% Promissory Note in the principal amount of $60,025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) August 15, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

On February 23, 2022, the Company issued an 18% Promissory Note in the principal amount of $25,025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) August 23, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

On March 28, 2022, the Company issued an 18% Promissory Note in the principal amount of $11,025 to an accredited investor. The note matures on the earlier of (i) the closing of the Company’s next equity financing, or (ii) September 28, 2022. At the note holder’s sole election on the maturity date, the note holder may convert the interest accrued on the note into shares of common stock of the Company at $0.05 per share.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of the above securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The investors in these securities are accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. The above notes are debt obligations arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Quarterly Report on Form 10-Q. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

NOTE 6. NOTES PAYABLE

On January 3, 2020, specific terms were reached between the Company and Pure Energy 714 LLC on the remaining $150,046 of prior advances made to the Company pursuant to an unsecured demand note entered into between the Company and Pure Energy 714 LLC. The terms call for repayment of the advances including interest on any unconverted principal amount at a rate of 12% per annum and a repayment date on or before June 3, 2021, at the rate of 12% per annum. If the demand note is unpaid by June 3, 2021, default interest of 3% monthly will apply. An additional $10,000 was received on March 16, 2021, but subsequently returned in April 20,2021. As of March 31, 2022 and December 31, 2021, outstanding balances including accrued interest were $200,584 and $194,957, respectively.

During 2021 and 2022, the Company received proceeds from various loans from Adriatic Advisors LLC. At March 31, 2022 and December 31, 2021, the Company had $153,550 and $57,500 due to Adriatic Advisors LLC, respectively. These loans bear interest at 18% per annum, and are due at various times during 2022

F-10

NOTE 7. STOCKHOLDERS’ (DEFICIENCY)

Preferred stock

The Company is authorized to issue 25,000,000 shares of Preferred Stock, par value $0.001 per share. As of March 31, 2022 and December 31, 2021, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

For five years from the date of issuance, the Series B Preferred Stock shall have the number of votes equal to fifty-one percent (51%) of the cumulative total vote of all classes of stock of the Corporation, common or preferred, whether such other class of stock is voting as a single class or the other classes of stock are voting together as a single group, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, or any other class of preferred stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock and any class of preferred stock entitled to vote, with respect to any question upon which holders of Common Stock or any class of preferred stock have the right to vote. After five years, the Series B Preferred Stock shall automatically, and without further action by the Corporation, be cancelled and void, and may not be reissued.

Common stock

During the first quarter ending March 31, 2022, there were no issuances of common stock.

NOTE 8. COMMITMENTS AND CONTINGENCIES

On December 26, 2019, the Company entered into an Employment Agreement (the “Furlan Agreement”) with George Furlan pursuant to which Mr. Furlan was appointed as the Company’s Chief Operating officer. The Furlan Agreement provides for a base salary of $60,000 per year with such base salary being increased to $120,000 per year beginning on the one (1) year anniversary of the completion of a financing by the Company of no less than $3,000,000. The Employment Agreement also contains an annual bonus based on the amount of revenue generated by the Company from the sale of certain products. The Employment Agreement has a term of three years from the effective date. Pursuant to the Employment Agreement, the Company and Mr. Furlan also entered into a into a Restricted Stock Agreement to purchase 718,403 shares of the Company’s Common Stock.

On January 8, 2020, the Company entered into an Executive Consulting Agreement (the “Mansour Agreement”) with James Mansour pursuant to which Mr. Mansour was appointed as an Executive Consultant. The Mansour Agreement provides for a base salary of $60,000 per year. The Mansour Agreement has a term of three years from the effective date. Pursuant to the Mansour Agreement, the Company and Mr. Mansour also entered into a into a Restricted Stock Agreement to purchase 718,403 shares of the Company’s Common Stock.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through May 20, 2022, which is the date the financial statements were available to be issued. Subsequent to March 31, 2022, the Company received proceeds of $53,150 from additional loans from Adriatic Advisors LLC.

F-11

SENTIENT BRANDS HOLDING, INC.

 Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

 Board of Directors of Sentient Brands Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sentient Brands Holdings, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the financial statements, the Company has incurred losses since inception and had an accumulated deficit at December 31, 2021. These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 3. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Red Bank, NJ

April 28, 2022

331 Newman Springs Road	P (732) 784-1582
Building 1, 4th Floor, Suite 143	F (732) 510-0665
Red Bank, NJ 07701

SENTIENT BRANDS HOLDINGS INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$96,198	$68,047
Advances to Supplier	—	154,893
Inventory	258,781	—
TOTAL CURRENT ASSETS	354,979	222,940

FIXED ASSETS (net of Depreciation)	31,783	36,803
TOTAL ASSETS	$386,762	$259,743

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$186,528	$251,187
Notes payable	258,292	175,047
Convertible Notes Payable	876,363	170,758
PPP Loan	—	231,500
Derivative liabilities	—
TOTAL CURRENT LIABILITIES	1,321,183	828,492
TOTAL LIABILITIES	$1,321,183	$828,492

STOCKHOLDERS’ DEFICIENCY
Preferred Stock – Par Value of $0.001; 25,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019	1,000	1,000
Common Stock - Par Value of $0.001; 50,000,000 shares authorized; 51,920,387 and 50,782,116 shares issued and outstanding as of December 31, 2021 and 2020, respectively	51,921	50,782
Additional paid-in capital	1,333,567	1,333,356
Accumulated deficit	(2,320,909)	(1,953,887)
TOTAL STOCKHOLDERS’ DEFICIENCY	(934,421)	(568,749)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIENCY	$386,762	$259,743

SENTIENT BRANDS HOLDINGS INC.
AND SUBSIDIARIES
STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2021	2020
REVENUES:
TOTAL REVENUES	$681	$7,017
Cost of sales	23	4,724

Gross Profit	658	2,293

Operating Expenses
General and Administrative	70,039	135,654
Legal and Professional	293,070	342,016
Management Fees	159,000	210,636
TOTAL OPERATING EXPENSES	522,109	787,589
LOSS FROM OPERATIONS	(521,451)	(785,296)

Other Income (Expenses) Interest expense	(66,545)	(30,965)
Discount amortization	(10,526)
Other income	231,500
NET LOSS	$(367,022)	$(816,261)

NET LOSS PER COMMON SHARE BASIC AND DILUTED	$(0.007)	$(0.015)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	51,580,786	52,711,029

SENTIENT BRANDS HOLDINGS INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(367,022)		$(816,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,020		5,020
Write off receivables and inventory			12,042
Amortization of discount	10,526
Forgiveness of PPP Loan	(231,500)
Non cash financing fees	250
Changes in operating assets and liabilities:
Inventory	(258,781)		(27,560)
Loans receivables	—		17,611
Advances to supplier	154,893		(11,874)
Accounts payable and accrued expenses	(64,658)		111,261
NET CASH USED IN OPERATING ACTIVITIES	(751,272)		(709,761)
INVESTMENT ACTIVITIES:
Purchase of office equipment	—		(39,277)
NET CASH USED IN INVESTMENT ACTIVITIES	—		(39,277)
FINANCING ACTIVITIES:
Proceeds (Payment) of loan payable	695,078		80,001
Proceeds from short term loan	83,245		256,500
Net proceeds from issuance of common stock	1,100		471,560
NET CASH PROVIDED BY FINANCING ACTIVITIES	779,423		808,061
INCREASE (DECREASE) IN CASH	28,151		59,023

CASH-BEGINNING OF PERIOD	68,047		9,024
CASH-END OF PERIOD	$96,198		$68,047
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$21,052		$—
Taxes	$—	$

SENTIENT BRANDS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the Year Ended
December 31, 2021 and 2020

December 31, 2021	Common Stock		Preferred Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2020	50,782,116	50,782	1,000,000	1,000	1,333,356	(1,953,887)	(568,749)
Common stock issued	1,350,000	1,350					1,350
Common stock cancellation	(211,729)	(211)			211		—
Net loss				—		(367,022)	(367,022)
Balances December 31, 2021	51,920,387	$51,921	1,000,000	1,000	$1,333,567	$(2,393,030)	$(934,421)

December 31, 2020	Common Stock		Preferred Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2019	55,825,021	$55,825	—	$—	$857,754	$(1,137,626)	(224,047)
Common stock issued
Share exchange	4,914,777	4,915	1,000,000	1,000	121,480		127,395
Issuance of common stock	17,725,400	17,725			382,275		400,000
Common stock cancelled	(28,800,471)	(28,800)			28,800		—
Adjustment to paid in capital	1,117,389	1,117			(56,953)		(55,836)
Net loss						(816,261)	(816,261)
Balances December 31, 2020	50,782,116	$50,782	1,000,000	$1,000	$1,333,356	$(1,953,887)	(568,749)

SENTIENT BRANDS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Business description

The financial statements presented are those of Sentient Brands Holdings Inc. (the “Company”). The Company was incorporated under the laws of the State of California on March 22, 2004, and, until October 2016, the Company was in the business of media advertising and acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices. The Company is currently in the business of product development and brand management with a focus on building innovative brands in the Luxury and Premium Market space. The Company has a Direct-to Consumer business model focusing on the integration of CBD, wellness and beauty for conscious consumers. The Company incorporates an omnichannel approach in its marketing strategies to ensure that its products are accessible across both digital and retail channels. The Company develops Lifestyle Brands with carefully thought-out ingredients, packaging, fragrance and design. The Company’s leadership team has extensive experience in building world-class brands such as Hugo Boss, Victoria’s Secret, Versace, and Bath & Body Works. The Company is focused on two key market segments targeting: wellness and responsible luxury, which the Company believes represent unique opportunities for its Oeuvre product line. The Company intends to leverage its in-house innovation capabilities to launch new products that “disrupt” adjacent product categories. The Company plans to grow by leveraging its deep connections within its existing network and attract consumers through increased brand awareness and investing in unique social media marketing. The Company’s goal is to create customer experiences that have sustainable resonance with consumers and consistently implement strategies that result in long-term profit growth.

On December 9, 2020, the Company filed a Certificate of Amendment of Articles of Incorporation (the “Certificate”) with the State of California to (i) effect a forward stock split of its outstanding shares of common stock at a ratio of 7 for 1 (7:1) (the “Forward Stock Split”), (ii) increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares, and (iii) effectuate a name change (the “Name Change”). Fractional shares that resulted from the Forward Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company’s name changed from “Intelligent Buying, Inc.” to “Sentient Brands Holdings Inc.”. The Certificate was approved by the majority of the Company’s shareholders and by the Board of Directors of the Company. The effective date of the Forward Stock Split and the Name Change was March 2, 2021.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Forward Stock Split and the Name Change was implemented by FINRA on March 2, 2021. Our symbol on OTC Markets was INTBD for 20 business days from March 2, 2021 (the “Notification Period”). Our new CUSIP number is 81728V 102. As a result of the name change, our symbol was changed to “SNBH” following the Notification Period. All share and per share information has been retroactively adjusted to reflect this forward stock split.

In addition, on January 29, 2021, the Company, merged with and into its wholly owned subsidiary, Sentient Brands Holdings Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation. Sentient Brands Holdings Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

Following the consummation of the migratory merger, the articles of incorporation and bylaws of the Nevada corporation that was newly-created as a wholly owned subsidiary of the Company became the articles of incorporation and bylaws for the surviving entity in the migratory merger.

Basis of Presentation

Our financial statements are presented in conformity with accounting principles generally accepted in the United States of America, as reported on our fiscal years ending on December 31, 2021 and 2020. We have summarized our most significant accounting policies.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 2020 presentation to make them consistent with 2021.

Cash

The Company considers all short-term highly liquid investments with an original maturity date of purchase of three months or less to be cash equivalents.

Revenue Recognition

During the year ended December 31, 2021 and 2020,our revenue recognition policy was in accordance with ASC 605, “Revenue Recognition”, which requires the recognition of sales following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation..

Net loss per common share – basic and diluted

Authoritative guidance on Earnings per Share requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.

During the nine months ended September 30, 2021, and 2020, there were no stock based awards issued or outstanding.

Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures.

ASC 820 describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 input, which include quoted prices in active markets for identical assets or liabilities;

Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

Income Taxes

The Company’s income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 21% to net income (loss) as follows:

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2021 and 2020 are as follows:

	Year Ended December 31
	2021	2020
Deferred Tax Assets

Net Operating Losses	$392,287	$358,200

Less: Valuation Allowance
	(392,287)	(358,200)
Deferred Tax Assets Net	$—	$—

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate is 21%.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changzzes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Recently Issued and Adopted Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has an accumulated deficit of $2,320,909 as of December 31, 2021. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. The Company will require additional financing moving forward and is pursuing various strategies to accomplish this, including seeking equity funding and/or debt funding from private placement sources. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. There are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the moving average method and net realizable value is the estimated selling price less costs of disposal in the ordinary course of business. The cost of inventories includes direct costs plus shipping and packaging materials.

As of December 31, 2021 and 2020, the Company product inventories valued at approximately $258,781 and 0 respectively, are contained in our storage and fulfilment center located at CN Logistics in Lincoln Park, NJ.

NOTE 5. CONVERTIBLE NOTES PAYABLE

On April 27, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “April 2021 Investor”) providing for the sale by the Company to the April 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $315,789 (the “April 2021 Note”, and, the “Financing”). The principal amount of the April 2021 Note includes an Original Issue Discount of $15,789, resulting in $300,000 in total proceeds received by the Company in the Financing. The April 2021 Note is convertible at the option of the April 2021 Investor into shares of common stock of the Company at $0.40 per share. In addition to the April 2021 Note, the April 2021 Investor also received 250,000 shares of common stock of the Company (the “Commitment Shares”), and a common share purchase warrant (the “April 2021 Warrant”, and together with the April 2021 Note and the Commitment Shares, the “Securities”) to acquire 500,000 shares of common stock of the Company. The April 2021 Warrant is exercisable for five  years at an exercise price of $0.60. During the year the company paid monthly interest totaling $21,052.64. Principal balance as of December 31, 2021 remains at $315,789.

On September 23, 2021 (the “Issuance Date”), the Company issued an 18% Promissory Note in the principal amount of $125,000 (the “September 2021 Note”) to an accredited investor (the “September 2021 Investor”). The September 2021 Note matures six (6) months from the Issuance Date (the “Maturity Date”), and the September 2021 Investor, at its sole election on the Maturity Date, may convert the interest accrued on the September 2021 Note into shares of common stock of the Company at $0.05 per share. During the last quarter of 2021 the Company paid $67,500 with remaining balance of $57,500 as of December 31,2021. Accrued interest for this notes as of December 31, 2021 was $5,397.

On November 18, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “November 2021 Investor”) providing for the sale by the Company to the November 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $400,000 (the “November 2021 Note”, and, the “Financing”), to be paid by the November 2021 Investor to the Company in two tranches (each, a “Tranche”). The first Tranche consists of a payment by the November 2021 Investor to the Company on the Issue Date of $200,000, from which the November 2021 Investor retained $5,000 to cover its legal fees. A second Tranche consisting of $200,000 will be paid by the November 2021 Investor to the Company not later than 30 days after the Issuance Date, resulting in $395,000 in total proceeds to be received by the Company in the Financing. In addition to the November 2021 Note, the November 2021 Investor also received a common share purchase warrant (the “November 2021 Warrant”, and together with the November 2021 Note, the “Securities”) to acquire 666,667 shares of common stock of the Company. The November 2021 Warrant is exercisable for five years at an exercise price of $0.45. The closing of the Financing in the amount of $400,000 occurred on December 16, 2021. The maturity date (“Maturity Date”) for each Tranche is at the end of the period that begins from the date each Tranche is paid and ends 12 months thereafter, and interest associated with the November 2021 Note is 10% per annum.

NOTE 6. NOTES PAYABLE

On January 3, 2020, specific terms were reached between the Company and Pure Energy 714 LLC on the remaining $150,046 of prior advances made to the Company pursuant to an unsecured demand note entered into between the Company and Pure Energy 714 LLC. The terms call for repayment of the advances including interest on any unconverted principal amount at a rate of 12% per annum and a repayment date on or before June 3, 2021, at the rate of 12% per annum. If the demand note is unpaid by June 3, 2021, default interest of 3% monthly will apply. An additional $10,000 was received on March 16, 2021, but subsequently returned in April 20,2021. As of December 31, 2021, outstanding balances including accrued interest was $194,957.

NOTE 7. PPP Loan

On April 18, 2020, the Company, through its wholly owned subsidiary, Jaguaring Company, entered into Paycheck Protection Program Promissory Note and Agreement with KeyBank National Association, pursuant to which the Company received loan proceeds of $231,500 (the “PPP Loan”). The PPP Loan was made under, and is subject to the terms and conditions of, the PPP which was established under the CARES Act and is administered by the U.S. Small Business Administration. The term of the PPP Loan is two years with a maturity date of April 18, 2022 and contains a favorable fixed annual interest rate of 1.00%. Payments of principal and interest on the PPP Loan will be deferred for the first six months of the term of the PPP Loan until November 18, 2020. Principal and interest are payable monthly and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Under the terms of the CARES Act, recipients can apply for and receive forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”), and on the maintenance of employee and compensation levels during the eight-week period following the funding of the PPP Loan. The Company has been using the proceeds of the PPP Loan, for Qualifying Expenses. As of December 31, 2021 the balance of this loan was forgiven and recognized in other income.

NOTE 8. STOCKHOLDERS’ (DEFICIENCY)

Preferred stock

The Company is authorized to issue 25,000,000 shares of Preferred Stock, par value $.001 per share. As of September 30, 2021 and December 30, 2020, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

For five years from the date of issuance, the Series B Preferred Stock shall have the number of votes equal to fifty-one percent (51%) of the cumulative total vote of all classes of stock of the Corporation, common or preferred, whether such other class of stock is voting as a single class or the other classes of stock are voting together as a single group, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, or any other class of preferred stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock and any class of preferred stock entitled to vote, with respect to any question upon which holders of Common Stock or any class of preferred stock have the right to vote. After five years, the Series B Preferred Stock shall automatically, and without further action by the Corporation, be cancelled and void, and may not be reissued.

Common stock

On January 29, 2021, the Company, merged with and into its wholly owned subsidiary, Sentient Brands Holdings Inc., a Nevada corporation, pursuant to an Agreement and Plan of Merger between Sentient Brands Holdings Inc., a California corporation, and Sentient Brands Holdings Inc., a Nevada corporation. Sentient Brands Holdings Inc., a Nevada corporation, continued as the surviving entity of the migratory merger. Pursuant to the migratory merger, the Company changed its state of incorporation from California to Nevada and each share of its common stock converted into one share of common stock of the surviving entity in the migratory merger. No dissenters’ rights were exercised by any of the Company’s stockholders in connection with the migratory merger.

On March 3, 2021, the Company implemented a forward stock split its outstanding shares of common stock at a ratio of 7 for 1, resulting in the number of authorized shares of common stock of the Company going from 50,000,000 shares to 500,000,000 shares. All share and per share information has been retroactively adjusted to reflect this forward stock split.

On April 27, 2021 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “April 2021 Investor”) providing for the sale by the Company to the April 2021 Investor of a 10% Senior Secured Convertible Promissory Note in the principal amount of $315,789. In addition to the April 2021 Note, the April 2021 Investor also received 250,000 shares of common stock of the Company.

On June 29, 2021, the Company sold 1,100,000 shares of common stock to an accredited investor in consideration for an aggregate purchase price of $1,100.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On December 26, 2019, the Company entered into an Employment Agreement (the “Furlan Agreement”) with George Furlan pursuant to which Mr. Furlan was appointed as the Company’s Chief Executive Officer. The Furlan Agreement provides for a base salary of $60,000 per year with such base salary being increased to $120,000 per year beginning on the one (1) year anniversary of the completion of a financing by the Company of no less than $3,000,000. The Furlan Agreement also contains an annual bonus based on the amount of revenue generated by the Company from the sale of certain products. The Furlan Agreement has a term of three years from the effective date. Pursuant to the Furlan Agreement, the Company and Mr. Furlan also entered into a into a Restricted Stock Agreement to purchase 718,403 shares of the Company’s Common Stock.

On January 8, 2020, the Company entered into an Executive Consulting Agreement (the “Mansour Agreement”) with James Mansour pursuant to which Mr. Mansour was appointed as an Executive Consultant. The Mansour Agreement provides for a base salary of $60,000 per year. The Mansour Agreement has a term of three years from the effective date. Pursuant to the Mansour Agreement, the Company and Mr. Mansour also entered into a into a Restricted Stock Agreement to purchase 718,403 shares of the Company’s Common Stock.

NOTE 10. SUBSEQUENT EVENTS

During the first quarter of 2022, the Company received short term loans (collectively, the “Loans”) from an accredited investor in the aggregate amount of $96,075. The maturity date of each Loan is at the end of the period that begins on the date each Loan was made and ends six months thereafter, and interest on each of the Loans is 18% per annum.

The Company has evaluated subsequent events for recognition and disclosure through April 28, 2022, which is the date the financial statements were available to be issued. No other matters were identified affecting the accompanying financial statements and related disclosures.